UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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SERA PROGNOSTICS, INC.

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2026

SERA PROGNOSTICS®

The Pregnancy Company®

Notice of Annual Meeting of Stockholders and Proxy Statement

Letter from our Chief Executive Officer

Fellow Shareholders,

As we prepare for the 2026 Annual Meeting, I am pleased to share an overview of Sera Prognostics’ continued progress in strengthening our corporate governance, advancing our strategic priorities, and positioning the Company for long‑term value creation. Sera’s mission – to improve maternal and neonatal health through innovative biomarker‑driven pregnancy testing – remains central to our strategy and informs our approach to responsible governance, disciplined capital allocation, and transparent engagement with our stakeholders.

Sera entered 2025 with strengthened momentum, driven by meaningful progress in payer engagement, clinical adoption, and strategic partnerships. Key 2025 and recent highlights include:

Data Generation

•
Published Landmark PRIME Study Demonstrating PreTRM® Blood Test Reduces Earliest Preterm Births and Newborn Complications: In January 2026, the PRIME Study, a randomized controlled trial of 5,018 women, was published in PREGNANCY, the peer-reviewed journal of the Society for Maternal-Fetal Medicine. For patients using the PreTRM® test-and-treat strategy versus those that did not, key findings from the Study include:
o
56% and 32% fewer babies were born before 32 and 35 weeks, respectively
o
20% fewer babies admitted to the NICU
o
Fewer health complications for newborns (20% reduction in odds of neonatal morbidity)
o
A NICU day was saved for every 4.2 patients screened
•
European Expert Commentary on the PRIME Trial Published in The Journal of Maternal-Fetal & Neonatal Medicine: In March 2026, expert commentary highlighted that current European preterm birth prevention strategies fail to identify most women who deliver preterm and recognized the PreTRM approach aligned well with European healthcare systems.

Commercial Progress

•
Expanded Commercial Engagement Across Wave 1 and Wave 2 Target States, Representing Nearly Half of U.S. Pregnancies: Advanced discussions underway with 10 commercial and Medicaid payers across 13 states for PreTRM program adoption, including the addition of a second active partner program.
•
Expanded U.S. Commercial and Medical Affairs Organizations: Appointed strong leaders to serve as Chief Commercial Officer and Chief Medical Officer, and added experienced staff to field sales,

commercial operations, and market access in anticipation of PRIME publication building commercial momentum.
•
Advanced Commercialization Preparations for the PreTRM Global Test Across European Markets: Regulatory progress underway toward the CE mark, the European conformity certification, and growing clinical validation, including recent European expert commentary recognizing PreTRM as a scalable, cost‑effective approach well suited to publicly-funded healthcare systems.

Equity Financing

•
Completed Successful Follow-On Financing Extending Cash Runway Through 2028: In February 2025, Sera completed an underwritten public offering of common stock and pre-funded warrants, including the full exercise of the underwriters’ option, generating approximately $57.5 million in gross proceeds.

In addition, we continued to refine our governance practices to support the Company’s growth trajectory. This included ongoing evaluation of board composition, committee responsibilities, and succession planning to ensure we maintain the right mix of skills and experience as Sera advances toward broader market adoption of our PreTRM® Test and related innovations.

Our executive compensation program was updated to better align with the market, attract and retain top leadership talent, and align pay with performance and long‑term shareholder value creation. Compensation elements – including salary, performance‑based incentives, and equity awards – are structured to support responsible growth, operational execution, and strategic milestones. Publicly reported compensation for our executive team reflects this philosophy and is benchmarked to industry standards.

As we move through 2026, we remain confident in Sera’s strategic direction and our ability to execute with discipline. Our board, leadership team, and employees are united in advancing our mission while delivering value to our shareholders. We appreciate your continued trust and support as we work to expand access to our technologies and strengthen our position as a leader in pregnancy health.

Zhenya Lindgardt President and Chief Executive Officer

April 24, 2026
Salt Lake City, Utah

SERA PROGNOSTICS, INC.

2749 East Parleys Way, Suite 200

Salt Lake City, Utah 84109

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

to be held June 4, 2026

To Stockholders of Sera Prognostics, Inc.:

The 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of Sera Prognostics, Inc. (“Sera Prognostics” or the “Company”), a Delaware corporation, will be conducted solely online via live webcast at www.virtualshareholdermeeting.com/SERA2026 on Thursday, June 4, 2026, at 9:00 a.m. Mountain Time, for the following purposes as more fully described in the accompanying proxy statement for the 2026 Annual Meeting:

1.
elect three Class II directors to serve three-year terms expiring in 2029;
2.
ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year ending December 31, 2026; and
3.
transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

The record date for the 2026 Annual Meeting is April 13, 2026. If you were the record owner of Sera Prognostics Class A common stock at the close of business on that date, you may vote at the 2026 Annual Meeting. A list of stockholders of record will be available during the 10 days prior to the 2026 Annual Meeting at our principal executive offices located at 2749 East Parleys Way, Suite 200, Salt Lake City, Utah 84109. If you wish to view this list, please contact our Corporate Secretary at Sera Prognostics, Inc., 2749 East Parleys Way, Suite 200 Salt Lake City, Utah 84109, (801) 990-0660. Such list will also be available for examination by the stockholders during the 2026 Annual Meeting at www.virtualshareholdermeeting.com/SERA2026. Additional information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

We have determined that the 2026 Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting because hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting. If you plan to participate in the virtual 2026 Annual Meeting, please see the “Questions and Answers” section. Stockholders will be able to attend, vote and submit questions from any location via the Internet.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to certain of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 24, 2026, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2026 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the "Annual Report"). The Notice also provides instructions on how to vote online or by telephone, how to access the virtual 2026 Annual Meeting, and how to receive a copy of our proxy materials and Annual Report by mail.

It is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual 2026 Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice you received in the mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the 2026 Annual Meeting.

We appreciate your continued support of Sera Prognostics.

By order of the Board of Directors,

Benjamin G. Jackson General Counsel and Corporate Secretary

April 24, 2026
Salt Lake City, Utah

PROXY STATEMENT

FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	8	EXECUTIVE OFFICERS	37
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	12	EXECUTIVE COMPENSATION	39
		General Compensation Philosophy and Process for Compensation Decisions	39
Nominees for Director	13
Continuing Directors	15	Summary Compensation Table	41
Class III Directors continuing in Office until the 2027 Annual Meeting of Stockholders	15	Narrative Disclosure to Summary Compensation Table	42
Class I Directors continuing in Office until the 2028 Annual Meeting of Stockholders	17	Base Salaries	42
		Non-Equity Incentive Compensation Plan	42
Board Composition	19	Equity Compensation	43
Director Independence	19	Employment Arrangements	44
Board Leadership Structure and Risk Oversight	20	Severance and Change of Control Benefits	45
Corporate Responsibility	21	Outstanding Equity Awards at December 31, 2025	46
Board Meetings	23	Equity Compensation Plan Information	47
Attendance of Directors at Annual Meetings of Stockholders	23	401(k) Plan	47
		Pension Benefits	48
Board Committees	23	Nonqualified Deferred Compensation	48
Audit Committee	23	Policies and Practices Related to the Grant of Certain Equity Awards	48
Compensation Committee	24
Nominating and Governance Committee	25	Compensation Committee Interlocks and Insider Participation	48
Considerations in Evaluating Director Nominees	25
Stockholder Recommendations for Nominations to the Board of Directors	26	Conclusion	48
		SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49
Clawback Policy	27
Insider Trading Policy and Prohibition on Hedging	27	CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS	53
Stockholder and Interested Party Communications with the Board of Directors	27
		Policies and Procedures for Related Party Transactions	53
Corporate Code of Conduct and Ethics	28
Non-Employee Director Compensation	28	Agreements with Stockholders	53
2025 Director Compensation	29	Elevance Health Commercialization Agreement	53
Director Compensation Program	30	Elevance Health Laboratory Services Agreement	53
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	32
PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33	Baker Bros. Side Letter	54
		Investors’ Rights Agreement	54
		Indemnification Agreements	55
Fees Paid to the Independent Registered Public Accounting Firm	33	Participation in Our Public Offering	55
		Agreements with Real Endpoints LLC	56
Auditor Independence	34	Other Transactions	56
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	34	OTHER MATTERS	57
		Delinquent Section 16(a) Reports	57
		Annual Report and SEC Filings	57
REPORT OF THE AUDIT COMMITTEE	36	Incorporation by Reference	57
		Stockholder Proposals and Nominations for Director	57

		Other Matters	58
		QUESTIONS AND ANSWERS	59

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. It does not contain all the information that you should consider. Please read this entire proxy statement carefully before voting.

Compensation

Our executive compensation programs are designed to attract and retain key talent and to align pay with long‑term stockholder value creation, clinical and commercial milestones, and prudent risk‑taking.

A significant portion of our named executive officers’ target compensation is variable and tied to the achievement of pre‑established performance goals, including strategic, operational, and financial objectives.

Oversight of compensation risk by the compensation committee.

Balanced mix of pay elements including annual incentives tied to annual goals such as revenue growth, test adoption, clinical and regulatory milestones, and operational execution.

Equity‑based long-term incentive awards that link compensation to long‑term stockholder value and support retention.

Use of multi‑year vesting for equity awards.

Prohibition on hedging and pledging Company securities by directors and executive officers.

Corporate governance

Rigorous corporate governance guidelines provide a framework for board and committee operations, director responsibilities, and key governance practices and are reviewed at least annually by the appropriate board committee.

A substantial majority of our directors are independent under applicable Nasdaq and SEC rules.

Independent directors meet regularly in executive session without management present.

The board and its committees conduct annual self-evaluations, and the board oversees CEO and executive succession planning.

The compliance program is designed to promote ethical behavior, data integrity, and responsible promotion of our products.

8

Strategic

We are focused on improving maternal and neonatal health by providing innovative pregnancy biomarker information to doctors and patients.

Advance and publish high-quality clinical evidence supporting the PreTRM® test and other pipeline tests, including outcomes and health‑economic data.

Continue to build relationships with key opinion leaders in maternal‑fetal medicine and obstetrics.

Expand adoption of the PreTRM® test among healthcare providers, payers, and employers through targeted education and value‑based evidence.

Pursue reimbursement coverage and contracting strategies to broaden patient access.

Invest in our biomarker discovery platform and digital tools to address additional pregnancy complications and support personalized care pathways.

TOGETHER

We can do better for

women’s health.

SERA PROGNOSTICS, INC.

2749 East Parleys Way, Suite 200

Salt Lake City, Utah 84109

PROXY STATEMENT

FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

to be held on Thursday, June 4, 2026 at 9:00 a.m. Mountain Time

This proxy statement, along with the accompanying notice of 2026 Annual Meeting of Stockholders, contains information about the 2026 Annual Meeting of Stockholders of Sera Prognostics, Inc. (the “2026 Annual Meeting”), including any adjournments or postponements thereof. We are holding the 2026 Annual Meeting at 9:00 a.m. Mountain Time, on Thursday, June 4, 2026. We have decided to hold the 2026 Annual Meeting virtually via live webcast on the Internet because hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our 2026 Annual Meeting. You will be able to attend our 2026 Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SERA2026. You will not be able to attend the 2026 Annual Meeting in person.

In this proxy statement, we refer to Sera Prognostics, Inc. as “the Company,” “we,” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the 2026 Annual Meeting.

On or about April 24, 2026, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 4, 2026

The notice of 2026 Annual Meeting of Stockholders, this proxy statement, our form of proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your Notice of Internet Availability of Proxy Materials or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report, which includes our financial statements for the fiscal year ended December 31, 2025, on the website of the Securities and Exchange Commission at www.sec.gov, or in the “Financial Information” section of the “Investors” section of our website at www.sera.com. You may also obtain a printed copy of our Annual Report, including our financial statements, free of charge, from us by sending a written request to: Sera Prognostics, Inc., Attn: Investor Relations, 2749 East Parleys Way, Suite 200, Salt Lake City, Utah 84109. Exhibits will be provided upon written request and payment of an appropriate processing fee.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our board of directors oversees the management of our business and affairs and is committed to maintaining strong corporate governance practices appropriate for an emerging growth company transitioning into its next phase of maturity. Under our amended and restated bylaws, the board is responsible for providing strategic direction, overseeing risk management, and ensuring accountability to our stockholders.

The board currently consists of eight directors, each bringing experience relevant to our strategic priorities, including diagnostics innovation, commercial scaling, healthcare services, and financial stewardship. The board regularly evaluates its composition to ensure alignment with the Company’s evolving needs as we continue to grow.

The board has conducted its annual independence review and has affirmatively determined that six of our eight directors qualify as “independent” within the meaning of the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). In making these determinations, the board considered all relevant facts and relationships and concluded that none of the independent directors has a relationship that would interfere with the exercise of independent judgment. The board believes that maintaining a substantial majority of independent directors supports effective oversight, balanced decision-making, and strong governance practices.

Our board is divided into three classes with staggered three-year terms, a structure designed to promote continuity and long-term strategic planning. At each annual meeting of stockholders, one class of directors is elected to serve a three-year term, succeeding the class whose term is then expiring. Each director serves until the election and qualification of his or her successor or until earlier death, resignation, or removal. Any change in the number of directors will be apportioned among the three classes so that each class remains as nearly equal in number as possible.

The board is committed to thoughtful refreshment to ensure an appropriate balance of experience, skills, and perspectives. As part of this commitment, the board regularly reviews director tenure, committee composition, and leadership succession. The following table provides the names and key information for the directors standing for election at the Annual Meeting and for the continuing members of the board as of March 31, 2026. Each nominee has been recommended for election based on the board’s assessment of the skill, experience, and attributes necessary to support the Company’s strategic objectives, including clinical development, diagnostics commercialization, healthcare operations, financial oversight, and governance expertise.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Jeffrey T. Elliott(1)(2)	II	48	Director	2025	2026	2029
Kim Kamdar, Ph.D.(2)(3)	II	58	Board Chair	2011	2026	2029
Sandra A. J. Lawrence(1)	II	68	Director	2021	2026	2029
Continuing Directors
Gregory C. Critchfield, M.D., M.S.	III	74	Director	2010	2027	—
Zhenya Lindgardt	III	52	President and Chief Executive Officer	2021	2027	—
Joshua Phillips(1)(2)	III	59	Director	2011	2027	—
Jane F. Barlow, M.D.(3)	I	65	Director	2022	2028	—
Mansoor Raza Mirza, M.D.(3)	I	65	Director	2014	2028	—

(1)
Member of the audit committee
(2)
Member of the compensation committee
(3)
Member of the nominating and governance committee

Nominees for Director

Jeffrey T. Elliott	Director Since: 2025	Age: 48

Committees:	Audit Committee	Compensation Committee

Qualifications and Skills Relevant to the Company

Mr. Elliott brings deep financial leadership, public‑company operating experience, and sector‑specific expertise in diagnostics and life science tools. His tenure as Chief Financial Officer of a major molecular diagnostics company provides the board with strong capabilities in capital allocation, financial reporting, M&A, scaling commercial operations, and strategic planning. His background as a senior equity research analyst covering healthcare companies adds valuable insight into industry trends, competitive dynamics, and investor expectations. His service on multiple public‑company boards further strengthens the board’s governance, audit, and risk oversight capabilities.

Biographical Background

Mr. Elliott has served as a member of our board of directors since March 2025. He has been a Senior Advisor to Boston Consulting Group since August 2024. He has served on the board of directors of Quanterix Corporation since August 2024 and previously served on the board of Exagen Inc. from March 2019 to July 2021. From November 2016 to August 2024, Mr. Elliott served as Chief Financial Officer of Exact Sciences Corporation, and earlier served as Vice President, Business Development and Strategy. Prior to joining Exact Sciences, he spent nearly a decade at Robert W. Baird & Co., including four years as a senior equity research analyst covering diagnostics and life science tools. Earlier in his career, he held roles at Walgreens and Cap Gemini Ernst & Young. Mr. Elliott holds a B.S. in Business Administration from the University of Illinois at Urbana‑Champaign and an M.B.A. from the University of Chicago Booth School of Business. He is also a CFA charterholder.

Kim Kamdar, Ph.D.	Director Since: 2011	Age: 58

Committees:	Compensation Committee (Chair)	Nominating and Governance Committee

Qualifications and Skills Relevant to the Company

Dr. Kamdar contributes extensive experience in life sciences innovation, company formation, and venture‑backed growth, as well as long‑tenured knowledge of the company’s business. Her work as a venture capital partner provides the board with expertise in portfolio strategy, R&D evaluation, early‑stage technology assessment, and capital markets. Her leadership roles on multiple life sciences boards enhance the board’s capabilities in governance, clinical and scientific oversight, and strategic partnerships. Her long service on our board since 2011 provides continuity and deep institutional knowledge.

Biographical Background

Dr. Kamdar has served as a member of our board of directors since November 2011 and as chair of the board since May 2023. She is a Partner at Domain Associates, LLC, where she has worked since 2005. Previously, she was a Kauffman Fellow with MPM Capital and a research director at Novartis AG. Dr. Kamdar currently serves as chair of the boards of Seraphina Therapeutics and Truvian Sciences, Inc., and as a director of Evofem Biosciences, Inc. and Singular Genomics Systems. She also serves on the boards of several privately held companies, including Alume Biosciences and Pleno, Inc. In addition, she is an advisory board member for Dr. Eric Topol’s NIH‑supported Clinical and Translational Science Award program at Scripps Medicine. Dr. Kamdar received her B.A. from Northwestern University and her Ph.D. in biochemistry and genetics from Emory University.

Sandra A. J. Lawrence	Director Since: 2021	Age: 68

Committees:	Audit Committee (Chair)

Qualifications and Skills Relevant to the Company

Ms. Lawrence brings significant financial expertise, public‑company governance experience, and broad operational leadership across healthcare, research, and multiple commercial sectors. Her decade‑plus tenure as Chief Financial Officer and Chief Administrative Officer of a major pediatric medical center provides the board with strong capabilities in financial oversight, enterprise risk management, organizational leadership, and complex nonprofit and healthcare operations. Her service on multiple public‑company boards—including as audit committee chair, compensation committee chair, and governance committee chair—strengthens the board’s oversight functions. Her involvement with the National Association of Corporate Directors further reinforces her governance expertise.

Biographical Background

Ms. Lawrence has served as a member of our board of directors since November 2021. She serves as a trustee of the Nomura Funds, participating on its investments, compliance, and governance committees. She previously served as a trustee of the Macquarie Funds, and the Ivy and Waddell & Reed Mutual Funds Complex Trust. From 2005 to 2016, Ms. Lawrence served as Executive Vice President and Chief Financial Officer of Children’s Mercy Hospital, and from 2016 to February 2019, as Executive Vice President and Chief Administrative Officer. She previously held senior roles at Midwest Research Institute and spent more than two decades in professional and management positions across architecture, real estate, investment banking, financial services, packaging, computing, and medical research. Ms. Lawrence serves on the board of Evergy, Inc., where she chairs the compensation and leadership development committee and is a past chair of the nominating, governance, and corporate responsibility committee. She also serves on the board of Brixmor Property Group and as chair of its audit committee. She is a national board member of the National Association of Corporate Directors (“NACD”), a past chair of its Heartland Chapter, an NACD Directorship 100 honoree, and an NACD board leadership fellow. She also serves on the boards of several charitable and civic organizations, including the Hall (Hallmark) Family Foundation and the Nelson‑Atkins Museum of Art. Ms. Lawrence holds a B.A. in Psychology from Vassar College, a Master of Architecture from the Massachusetts Institute of Technology, and an M.B.A. from Harvard Business School.

Continuing Directors

Class III Directors continuing in Office until the 2027 Annual Meeting of Stockholders

Gregory C. Critchfield, M.D., M.S.	Director Since: 2010	Age: 74

Qualifications and Skills Relevant to the Company

Dr. Critchfield brings decades of senior leadership experience in diagnostics, including a long track record of commercializing innovative diagnostic products, scaling revenue, and building high‑growth molecular diagnostics businesses. His experience as a former public‑company president, chief executive officer, and chief medical officer provides the board with deep expertise in clinical strategy, product development, regulatory pathways, laboratory operations, and commercial execution. His long tenure as our former Chairman, President, and CEO gives him extensive institutional knowledge, while his service on numerous diagnostics and life sciences boards strengthens the board’s capabilities in governance, R&D oversight, and industry risk assessment.

Biographical Background

Dr. Critchfield has served as a member of our board of directors since 2010. He has served as CEO of RefloDx, Inc. since October 2025, and as their Executive Chair since August 2024. He previously served as Co‑CEO of EarlyDiagnostics, Inc. from January 2024 through September 2025. He previously served as our Chairman, President, and Chief Executive Officer from November 2011 through June 2023. From 1998 to 2010, Dr. Critchfield served as President of Myriad Genetic Laboratories, a subsidiary of Myriad Genetics, Inc., where he oversaw the launch of seven molecular diagnostic products and grew annual revenues from $2.2 million to $326.5 million. Prior to Myriad, he served as Senior Vice President and Chief Medical and Science Officer of Quest Diagnostics (formerly Corning Clinical Laboratories) and earlier as Director of Clinical Pathology at Intermountain Health Care. Dr. Critchfield has served on the boards of numerous diagnostics and life sciences companies, including Saladax Biomedical, Inc., BioTrove, Inc., Biocius Life Sciences, Inc., Integrated Diagnostics, Inc., Nodality, Inc., Metamark Genetics, Inc., Lantos Technologies, Condor Therapeutics, Inc., and Epic Sciences, Inc.. He also served as an NIH Study Section Chair and reviewer for biomedical computing grants for approximately fifteen years. He holds a B.S. in Microbiology from Brigham Young University, an M.S. in Biophysical Sciences from the University of Minnesota, and an M.D. from the University of Utah College of Medicine.

Zhenya Lindgardt	Director Since: 2021	Age: 52

Qualifications and Skills Relevant to the Company

Ms. Lindgardt contributes strategic leadership, operational expertise, and cross‑sector experience spanning healthcare, consumer technology, and global consulting. Her role as our President and Chief Executive Officer provides the board with direct insight into company operations, strategic priorities, and organizational execution. Her prior leadership roles at Uber and The Boston Consulting Group add expertise in platform strategy, customer engagement, digital transformation, and scaling technology‑enabled businesses. Her experience leading a global nonprofit focused on public health data infrastructure further strengthens the board’s capabilities in healthcare innovation, public‑private partnerships, and technology‑driven health solutions.

Biographical Background

Ms. Lindgardt has served as a member of our board of directors since November 2021, as interim President and Chief Executive Officer from June 2023 to November 2023, and as President and Chief Executive Officer since November 2023. She has served as Chief Executive Officer of The Commons Project Foundation since October 2021. From August 2020 to October 2021, she served as Managing Director of her family office. From April 2019 to August 2020, she served as Vice President of Platform and Customer Engagement on the Executive Team at Uber Technologies Inc. Prior to Uber, she spent nearly two decades at The Boston Consulting Group, where she served as Senior Partner and Managing Director. Ms. Lindgardt previously served on the board of City Harvest, a New York City hunger‑relief organization, from 2017 to 2020. She holds a B.S. in Business Administration from the University of Southern California and an M.B.A. from Harvard Business School.

Joshua Phillips	Director Since: 2011	Age: 59

Committees:	Audit Committee	Compensation Committee

Qualifications and Skills Relevant to the Company

Mr. Phillips brings extensive experience in life sciences, diagnostics, and medical technology investing, with a long track record of identifying, funding, and guiding high‑growth healthcare companies. His work as a venture capital managing partner provides the board with expertise in capital formation, portfolio strategy, early‑stage company development, and commercialization pathways for medical technologies. His service on numerous private‑company boards—including roles as chair, lead director, and audit and compensation committee member—strengthens the board’s capabilities in governance, financial oversight, and strategic evaluation. His long tenure on our board since 2011 provides continuity and deep familiarity with our business.

Biographical Background

Mr. Phillips has served as a member of our board of directors since January 2011. He has been a Managing Partner of Catalyst Health Ventures (‘CHV”) since 2008, investing in medical technology and life science companies. He led CHV’s investments in multiple companies acquired by major industry leaders, including Conformal Medical (acquired by W.L. Gore), Novazyme Pharmaceuticals, Inc. (acquired by Sanofi), BioTrove, Inc. (acquired by Thermo Fisher Scientific), Biocius Life Sciences, Inc. (acquired by Agilent Technologies), Vortex Medical, Inc. (acquired by AngioDynamics), Allegro Diagnostics, Inc. (acquired by Veracyte, Inc.), SevenOaks Biosciences (acquired by Medline Industries, Inc.), and Saphena Medical (acquired by a Fortune 100 medtech company). Mr. Phillips currently serves as a director of several privately held companies, including Epitel, EyeCool Therapeutics, and Esperto Medical. He holds a B.E. in Electrical Engineering and Mathematics from Vanderbilt University and an M.B.A. from Harvard Business School.

Class I Directors continuing in Office until the 2028 Annual Meeting of Stockholders

Jane F. Barlow, M.D.	Director Since: 2022	Age: 65

Committees:	Nominating and Governance Committee (Chair)

Qualifications and Skills Relevant to the Company

Dr. Barlow brings deep expertise in pharmaceutical and diagnostics market access, value‑based healthcare, and clinical strategy, developed through senior leadership roles across major healthcare organizations. Her experience designing and implementing drug purchasing, distribution, and utilization‑management strategies provides the board with critical insight into payer dynamics, reimbursement pathways, and evidence‑generation requirements for innovative therapies and diagnostics. Her advisory work in biomedical system design and her leadership in clinical innovation strengthen the board’s capabilities in health economics, real‑world evidence, market access strategy, and healthcare policy. Her prior service on multiple public‑company boards enhances the board’s governance, risk oversight, and industry‑specific regulatory awareness.

Biographical Background

Dr. Barlow has served as a member of our board of directors since April 2022. She has served as Chief Executive Officer of Jane Barlow & Associates, LLC and as Executive Vice President and Chief Clinical Officer at Real Endpoints since January 2017. She is also a Senior Advisor to the Tufts Center for Biomedical System Design, contributing to projects focused on sustainable patient access to innovative therapies. Dr. Barlow currently serves on the advisory board of Refactor Health and the Biotech Advisory Board of Pictet Asset Management.

Previously, she served as Associate Chief Medical Officer at CVS Health and as Chief Medical Officer of CVS Health’s Government Services division, where she led the development and implementation of industry‑leading clinical strategies for drug purchasing, distribution, and utilization management. Before joining CVS Health, she served as Vice President of Clinical Innovation at Medco Health Solutions, where she oversaw the adoption of advanced therapeutic programs across pharmacy operations. Dr. Barlow has served on the boards of Momenta Pharmaceuticals (prior to and during its acquisition by Johnson & Johnson), Viracta Therapeutics, ContraFect Corporation, TherapeuticsMD, and SilverScript Insurance Company. She received her M.D. from Creighton University School of Medicine, completed her residency in occupational and environmental medicine at The Johns Hopkins University—where she also earned her M.P.H.—and holds an M.B.A. from the University of Alabama. She is board‑certified in occupational medicine and is a fellow of both the American College of Occupational and Environmental Medicine and the American College of Preventive Medicine. She is also a diplomat of the American College of Physician Executives and a member of the American Medical Association.

Mansoor Raza Mirza, M.D.	Director Since: 2014	Age: 65

Committees:	Nominating and Governance Committee

Qualifications and Skills Relevant to the Company

Dr. Mirza contributes globally recognized expertise in gynecologic oncology, clinical research, and regulatory pathways, with extensive experience leading international clinical trials and developing protocols that have resulted in multiple FDA and EMA approvals. His background as both a medical and radiation oncologist provides the board with deep insight into oncology treatment paradigms, clinical‑trial design, evidence generation, and therapeutic development. His leadership roles in major oncology societies and trial groups strengthen the board’s capabilities in scientific oversight, clinical strategy, regulatory engagement, and global research collaboration. His long tenure on our board provides continuity and a strong understanding of the company’s scientific and clinical priorities.

Biographical Background

Dr. Mirza has served as a member of our board of directors since December 2014. Since April 2025, he has served as Chief Medical Officer of Acrivon Therapeutics, Inc. He served as Chief Oncologist at the Department of Oncology at Rigshospitalet — the Copenhagen University Hospital — from 2008 until October 2025, and as Medical Director of the Nordic Society of Gynaecological Oncology from 2012 until October 2025. He is the former Chairman of the European Network of Gynaecological Oncological Trial Groups and has held leadership roles in multiple international oncology organizations, including serving as Vice‑President of the European Society of Gynaecological Oncology (2020–2024), Executive Director of the Gynecologic Cancer InterGroup, and Vice‑Chairman of the Danish Gynecological Cancer Society.

Dr. Mirza has authored numerous phase 1, 2, and 3 clinical studies, several of which supported FDA and EMA registrations. He has served on multiple Independent Data Safety Monitoring Committees and is a frequent invited speaker at major international conferences, including the American Society of Clinical Oncology and the European Society for Medical Oncology. He is also a jury member of the Prix Galien Foundation. He previously served on the board of directors of Karyopharm Therapeutics Inc., where he has also served as a clinical consultant since 2010. His research has been published extensively in high‑impact journals, including the New England Journal of Medicine and The Lancet. Dr. Mirza holds an M.D., a Diploma in Surgery, and a Diploma in Clinical Oncology from the Pirogov Moscow State Medical Institute, as well as postgraduate education and certification in radiation and medical oncology from the University of Southern Denmark.

Board Composition

Our board of directors is composed of leaders with experience across diagnostics, life sciences, healthcare services, technology, finance, and corporate governance. As of the date of this proxy statement, the board consists of eight directors, each serving pursuant to the board‑composition provisions of our amended and restated certificate of incorporation, as amended, and amended and restated bylaws.

The board regularly evaluates its size, structure, and composition to ensure alignment with the company’s strategic priorities as we continue our transition from an emerging growth company to a more mature, scaled organization. In identifying and evaluating director candidates, the board considers a broad range of attributes, including:

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Professional experience and accomplishments relevant to our business and growth strategy.
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Industry knowledge, including diagnostics, healthcare, and technology.
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Financial, operational, and governance expertise.
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Diversity of perspectives, including diversity of background, experience, and thought.
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Ability to contribute to a collaborative and effective board culture.
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Understanding of competitive dynamics and emerging risks.

Directors serve until their successors are duly elected and qualified or until their earlier death, resignation, or removal. Under our governing documents, directors may be removed only for cause by the affirmative vote of at least 75% of the voting power of our outstanding shares entitled to vote in the election of directors. Vacancies on the board, including those resulting from an increase in board size, may be filled only by a majority vote of the directors then in office.

Investor‑nomination rights are governed by existing stockholder agreements that provide certain long‑term investors with the ability to designate a director under specified ownership thresholds. Under an amended letter agreement with Baker Bros. Advisors LP (“Baker Bros.”), so long as Baker Bros. beneficially owns at least 19.9% of our then outstanding total voting power, it is entitled to designate one director nominee (the “Investor Designee”), whom we are required to include in the slate of nominees recommended by the board at any meeting where directors are elected, subject to certain timing restrictions.

In addition, under a separate letter agreement with Vivo Capital Fund IX, L.P. (“Vivo”), Vivo is entitled to designate one director nominee (the “Vivo Investor Designee”) for so long as it beneficially owns at least 75% of the securities originally purchased under the agreement or at least 4% of our outstanding voting power; as of the date of this proxy statement, Vivo has not exercised this right.

Director Independence

Our Class A common stock is listed on the Nasdaq Global Market, and we follow the corporate governance requirements applicable to Nasdaq‑listed companies. As part of our transition out of EGC status, the board has strengthened its independence review processes and committee‑governance practices to align with expectations for more mature public companies.

Following a comprehensive review of all relevant relationships and transactions, the board has affirmatively determined that six of our eight directors are independent under Nasdaq listing standards. In making these determinations, the board considered whether any director has a material relationship with the company that could impair the exercise of independent judgment. In addition:

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All members of the Audit Committee meet the heightened independence requirements of Rule 10A‑3 under the Exchange Act.
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All members of the Compensation Committee meet the independence requirements of Rule 10C‑1 under the Exchange Act.
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All members of the Nominating and Corporate Governance Committee meet Nasdaq’s independence standards.

The board believes that maintaining a substantial majority of independent directors, together with independent committee leadership, supports effective oversight, robust governance, and accountability to stockholders as the company continues to grow and mature.

Board Leadership Structure and Risk Oversight

The positions of Board Chair and Chief Executive Officer are presently separated at our company. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Board Chair to lead the board of directors in its fundamental role of providing advice to, and independent oversight of, management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to her position in the current business environment, as well as the commitment required to serve as our Board Chair, particularly as the board of directors’ oversight responsibilities continue to expand. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Chief Financial Officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our board of directors regarding these activities.

Commitment to Corporate Responsibility

Sera Prognostics is a women’s health company focused on improving maternal and neonatal outcomes through innovative pregnancy biomarker diagnostics. Our mission is to provide individualized, clinically actionable risk information - most notably through our PreTRM® Test - to help physicians, payers, employers, and expectant mothers reduce the incidence and burden of spontaneous preterm birth. As a company dedicated to advancing maternal and newborn health, we view corporate responsibility and sustainability as essential to our long‑term success and to the communities we serve.

Our commitment spans environmental stewardship, social responsibility, and strong corporate governance. These principles guide how we operate our CLIA‑certified laboratory, develop and validate diagnostic technologies, collaborate with healthcare partners, and support our employees. We believe that transparent, responsible practices strengthen trust with patients, clinicians, payers, and shareholders. In 2025, we continued to refine our sustainability priorities, enhance internal accountability, and expand reporting aligned with leading frameworks relevant to diagnostics and laboratory operations.

Environmental Impact

Although Sera’s environmental footprint is modest relative to large‑scale organizations, we recognize our responsibility to operate our laboratory and corporate facilities efficiently and sustainably. Our environmental approach emphasizes resource conservation, responsible laboratory practices, and continuous improvement as our operations scale. Key elements of our environmental stewardship include:

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Efficient laboratory operations: Adoption of energy‑efficient equipment, cold‑storage optimization, and responsible procurement of laboratory consumables.
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Waste minimization and responsible disposal: Adherence to hazardous and medical waste protocols, with an emphasis on reducing single‑use materials where feasible without compromising clinical quality.
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Water and energy conservation: Use of high‑efficiency HVAC systems in our lab, LED and motion‑activated lighting, and facility‑level conservation measures where feasible.
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Sustainable growth planning: Integration of environmentally conscious principles into laboratory workflow design as test volumes increase.

We continue to evaluate opportunities to reduce our environmental impact as our diagnostic offerings expand and as we support broader adoption of the PreTRM® Test across healthcare systems.

Social Responsibility

Sera’s mission is inherently social: improving maternal and neonatal health by enabling earlier identification of pregnancy risks. This mission shapes our culture, our scientific priorities, and our commitment to the people who make our work possible.

Commitment to Patients and Public Health

Our diagnostic solutions aim to reduce preterm birth - one of the most costly and devastating challenges in maternal‑fetal medicine. We support clinicians, payers, and employers with evidence‑based tools, including the PreTRM® Test and digital resources, to help improve outcomes and reduce healthcare costs. We also invest in clinical research, such as the PRIME Study, to advance scientific understanding and demonstrate real‑world impact.

Commitment to Employees

Our employees are central to our innovation and impact. We strive to maintain a workplace that is inclusive, collaborative, and supportive of professional growth. Our 2025 employee programs include:

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Comprehensive medical, dental, and vision benefits, including mental health support.
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Health Savings Account and Flexible Spending Account options.
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Short‑ and long‑term disability coverage.
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Retirement savings plans.
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Competitive compensation aligned with performance and company goals.
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Professional development opportunities and a culture that values scientific rigor, integrity, and teamwork.

Responsible Governance

Strong governance is essential to ensuring that Sera operates with integrity, transparency, and accountability. Our Board of Directors and senior leadership team oversee corporate strategy, risk management, and compliance with all applicable regulations governing diagnostics, laboratory operations, and public companies.

Ethics and Business Conduct

Our Code of Conduct and Ethics applies to all directors, officers, employees, and consultants and reinforces our commitment to ethical behavior, regulatory compliance, and responsible business practices. Key components include:

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A strict insider‑trading policy.
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Prohibition on contributions of company funds to political parties or candidates.
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A confidential whistleblower hotline.
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Compliance and data‑privacy training.
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Oversight of supplier and partner relationships to ensure ethical standards across our value chain.

Risk Management and Data Security

As a diagnostics company handling sensitive healthcare information, data security is a core priority and important part of our risk management process and an area of focus for our board of directors and senior management. The audit committee of our board of directors is responsible for oversight of risks from cybersecurity threats and receives periodic updates from management regarding cybersecurity risk management, strategy, and related governance matters.

Our cybersecurity risk management and strategy processes are led by our information technology team. Our approach is informed by recognized industry frameworks, including those established by the National Institute of Standards and Technology (NIST), and is designed to protect the confidentiality, integrity, and availability of our information assets through annual employee training, incident response planning, and third‑party security partnerships and risk management.

Board Meetings

During our fiscal year ended December 31, 2025, there were eight meetings of our board of directors (including regularly scheduled and special meetings), and the various committees of the board of directors met a total of 14 times, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served on such committee.

Attendance of Directors at Annual Meetings of Stockholders

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage, but do not require, our directors to attend. Six of our nine directors then serving attended the 2025 Annual Meeting of Stockholders.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our audit committee consists of Sandra A. J. Lawrence, Jeffrey T. Elliott, and Joshua Phillips, with Ms. Lawrence serving as Chair. Our board of directors has determined that each member of our audit committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3 of the Exchange Act. Our board of directors has determined that Ms. Lawrence, Mr. Elliott, and Mr. Phillips are each an “audit committee financial expert” within the meaning of SEC regulations and applicable Nasdaq rules. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit committee is also responsible for, among other things:

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selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
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ensuring the independence of the independent registered public accounting firm;
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discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
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establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
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considering the effectiveness of our internal controls and internal audit function;
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reviewing material related-party transactions or those that require disclosure; and
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approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

During 2025, our audit committee met five times. Our audit committee operates under a written charter that satisfies the applicable SEC rules and regulations and Nasdaq listing standards. A copy of the charter for our audit committee is available on our investor relations website at investors.seraprognostics.com under Investors — Governance — Documents & Charters.

Compensation Committee

Our compensation committee consists of Kim Kamdar, Ph.D., Jeffrey T. Elliott, and Joshua Phillips, with Dr. Kamdar serving as Chair. Our board of directors has determined that each member of our compensation committee is independent under Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. Our board of directors has determined that each member of the compensation committee is “independent” as defined in Nasdaq rules. The composition of our compensation committee meets the requirements for independence under Nasdaq listing standards.

Our compensation committee oversees our compensation policies, plans, and benefits programs. The compensation committee is also responsible for, among other things:

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reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
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reviewing and recommending to our board of directors the compensation of our directors;
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reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;
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administering our stock and equity incentive plans;
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reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
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reviewing all overall compensation policies and practices.

During 2025, our compensation committee met five times. Our compensation committee operates under a written charter that satisfies the applicable SEC rules and regulations and Nasdaq listing standards. A copy of the charter for our compensation committee is available on our investor relations website at investors.seraprognostics.com under Investors — Governance — Documents & Charters.

Nominating and Governance Committee

Our nominating and governance committee consists of Jane F. Barlow, M.D., Kim Kamdar, Ph.D., and Mansoor Raza Mirza, M.D., with Dr. Barlow serving as Chair. Our board of directors has determined that each of the members of our nominating and governance committee is independent under Nasdaq listing standards.

Our nominating and governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The nominating and governance committee is also responsible for, among other things:

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identifying and recommending candidates for membership on our board of directors;
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recommending directors to serve on board committees;
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reviewing and recommending our corporate governance guidelines and policies;
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reviewing proposed waivers of the code of conduct for directors and executive officers;
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evaluating, and overseeing the process of evaluating, the performance of our board of directors and individual directors; and
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assisting our board of directors on corporate governance matters.

During 2025, our nominating and governance committee met four times. Our nominating and governance committee operates under a written charter that satisfies the applicable SEC rules and regulations and Nasdaq listing standards. A copy of the charter for our nominating and governance committee is available on our investor relations website at investors.seraprognostics.com under Investors — Governance — Documents & Charters.

Considerations in Evaluating Director Nominees

Our nominating and governance committee uses a variety of methods, including engaging the services of outside consultants and search firms, to identify and evaluate director nominees. In its evaluation of director candidates, our nominating and governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and governance committee considers include such factors as character, integrity, judgment, diversity (including, without limitation, diversity in terms of experience), age, independence, skills, education, expertise, business acumen, corporate experience, length of service, understanding of our business and other commitments, among other things.

Nominees must also have the highest personal and professional ethics and integrity and skills that are complementary to those of the existing directors. Director candidates must have the ability to assist and support management and make significant contributions to our success based on proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment. Nominees must also have an understanding of the fiduciary responsibilities that are required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Our nominating and governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

The nominating and governance committee considers the suitability of each director candidate, including current directors, in light of the current size and composition of our board of directors. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and governance committee may take into account the benefits of diverse viewpoints. Our nominating and governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

The nominating and governance committee will consider candidates for directors recommended by stockholders so long as such recommendations comply with our amended and restated certificate of incorporation, as amended, and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and the regular nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing at Sera Prognostics, Inc., Attention: Corporate Secretary, 2749 East Parleys Way, Suite 200, Salt Lake City, Utah 84109. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our stock and a signed letter from the candidate confirming willingness to serve on our board of directors. The committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder of record can nominate a candidate directly for election to the board of directors by complying with the requirements and procedures in our amended and restated bylaws. For additional information regarding stockholder nominations of director candidates, see “Questions and Answers — What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

Clawback Policy

In October 2023, our board of directors adopted a Clawback Policy to comply with the new SEC clawback rules and Nasdaq listing standards. The Clawback Policy generally provides that we will seek to recover, in the event of a required accounting restatement, excess incentive compensation received by covered officers where that compensation is based on erroneously reported financial information, regardless of fault or misconduct.

Insider Trading Policy and Prohibition on Hedging

We have an insider trading policy that, among other things, governs the buying and selling of our securities by all of our personnel, including directors, officers, employees, consultants and certain other covered persons. Our policy is designed to prevent violations of insider trading laws by our personnel and to avoid even the appearance of improper conduct in this regard by our personnel. The policy prohibits covered persons from purchasing, selling, or otherwise disposing of our securities while in possession of material non-public information (except in limited circumstances, such as pursuant to a previously established trading plan). In addition, the policy prohibits all employees (including executives and directors) from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities, including any of the following activities: (1) “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) of our securities; (2) use of our securities to secure a margin or other loan; (3) transactions in our securities involving straddles, collars or other similar risk reduction or hedging devices; and (4) transactions in publicly traded options relating to our securities (i.e., options that are not granted by us). The policy includes quarterly and other trading blackouts and sets forth the procedures covered persons must follow before transacting in our securities, including pre-clearance by our General Counsel of all transactions by executive officers, directors, designated employees and certain other covered persons, as well as members of their households. Although we have not adopted an insider trading policy governing the purchase, sale, and/or other disposition of our securities by the Company, as part of the oversight of risk, our board of directors, or one or more of its committees, approves any transaction, plan or arrangement by or with the Company with respect to our securities on a case-by-case basis, and as part of their procedures to review and approve any such transaction, plan or arrangement, our board of directors or committee thereof consults with legal counsel to ensure compliance with applicable insider trading laws, rules and regulations, and listing standards. A copy of the policy is filed as an exhibit to our Annual Report as filed with the SEC.

Stockholder and Interested Party Communications with the Board of Directors

Interested parties wishing to communicate with non-management members of our board of directors may do so by writing and mailing the correspondence to: Sera Prognostics, Inc., Attention: Corporate Secretary, 2749 East Parleys Way, Suite 200, Salt Lake City, Utah 84109. Our Corporate Secretary monitors these communications and will provide a summary of all received bona fide messages to our board of directors at each regularly scheduled meeting of our board of directors. Where the nature of a communication warrants, our Corporate Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board of directors or non-management director, of independent advisors or of our management.

This procedure does not apply to (a) communications to non-management directors from officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to our audit committee pursuant to our complaint procedures for accounting and auditing matters.

Corporate Code of Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. Our board of directors has adopted a Corporate Code of Conduct and Ethics, which applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our Corporate Code of Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws and conflicts of interest. In accordance with our Corporate Code of Conduct and Ethics, each of our employees, officers and directors is required to report suspected or actual violations to the extent permitted by law. In addition, our board of directors has adopted separate policies and procedures concerning the receipt and investigation of complaints relating to accounting, internal accounting controls or auditing matters, which are administered by our audit committee. Our Corporate Code of Conduct and Ethics is posted on our investor relations website at investors.seraprognostics.com under Investors — Governance — Documents & Charters. Disclosure regarding any amendments to, or waivers from, provisions of the Corporate Code of Conduct and Ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the applicable Nasdaq rules and regulations.

Non-Employee Director Compensation

Directors who are also our employees receive no additional compensation for their service as a director. Compensation for Ms. Lindgardt, who is our Chief Executive Officer is discussed under the caption “Executive Compensation.”

2025 Director Compensation

The following table provides information concerning compensation earned by our non-employee directors during the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Jane F. Barlow, M.D.	43,500	24,954	24,954	93,408
Gregory C. Critchfield, M.D., M.S.	35,000	24,954	24,954	84,908
Jeffrey T. Elliott(3)	35,792	120,000	120,000	275,792
Kim Kamdar, Ph.D.	82,000	24,954	24,954	131,908
Sandra A. J. Lawrence	50,000	24,954	24,954	99,908
Mansoor Raza Mirza, M.D.	39,000	24,954	24,954	88,908
Joshua Phillips	47,500	24,954	24,954	97,408
Ryan Trimble(4)	21,250	—	—	21,250
Marcus Wilson, Pharm.D.(5)	18,547	—	—	18,547

(1)
Represents the aggregate grant date fair value of restricted stock unit (“RSU”) awards granted in the applicable fiscal year. Grant date fair value is calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”) issued by the Financial Accounting Standards Board (“FASB”). For the assumptions relating to valuations of RSU awards made to our named executive officers, see Note 2 to our audited financial statements, which is included in our Annual Report.
(2)
Represents the aggregate grant date fair value of option awards granted in the applicable fiscal year. Grant date fair value is calculated in accordance with ASC 718 issued by the FASB. For the assumptions relating to valuations of equity awards made to our named executive officers, see Note 11 to our audited financial statements, which is included in our Annual Report.
(3)
Mr. Elliott joined our board of directors effective March 20, 2025.
(4)
Mr. Trimble resigned from our board of directors effective June 30, 2025.
(5)
Mr. Wilson did not stand for re-election at the end of his term at the 2025 Annual Meeting.

The following table shows the aggregate number of shares subject to options and RSUs held by each of our non-employee directors as of December 31, 2025:

Name	Number of Shares Subject to Stock Options	Number of Shares Subject to RSUs
Jane F. Barlow, M.D.	239,637	7,798
Gregory C. Critchfield, M.D., M.S.	851,951	7,798
Jeffrey T. Elliott(1)	47,363	22,900
Kim Kamdar, Ph.D.	248,489	7,798
Sandra A. J. Lawrence	288,821	7,798
Mansoor Raza Mirza, M.D.	248,489	7,798
Joshua Phillips	248,489	7,798
Ryan Trimble(2)	—	—
Marcus Wilson, Pharm.D.(3)	10,549	2,625

(1)
Mr. Elliott joined our board of directors effective March 20, 2025.
(2)
Mr. Trimble resigned from our board of directors effective June 30, 2025.
(3)
Mr. Wilson did not stand for re-election at the end of his term at the 2025 Annual Meeting.

Director Compensation Program

The compensation policy for our non-employee directors was developed with input from our compensation committee’s independent compensation consultant, Compensia, Inc. (“Compensia”), regarding practices and compensation levels at comparable companies. It is designed to attract, retain, and reward non-employee directors.

Each non-employee director is eligible to receive the following annual cash retainer, which is paid quarterly in arrears on a prorated basis. Each non-employee director who serves as a committee Chair receives only the additional annual cash fee as the Chair of the committee, and not the additional annual fee as a member of the committee.

Position	Annual Retainer
Non-Employee Board Member	$35,000
Non-Employee Chair of the Board of Directors	35,000
Lead Independent Director	15,000
Audit Committee Chair	15,000
Audit Committee Member	7,500
Compensation Committee Chair	10,000
Compensation Committee Member	5,000
Nominating and Governance Committee Chair	8,000
Nominating and Governance Committee Member	4,000

In addition, each non-employee director who is initially elected or appointed to the board of directors after the non-employee director compensation policy became effective shall receive, effective on the date of such initial election or appointment, the lesser of (a) an equity award with a grant date fair value of $240,000 (for options, based on the Black-Scholes valuation method and rounded down to the nearest whole share), with approximately equal value coming from stock options and from RSUs unless the board of directors determines otherwise, or (b) an equity award of 100,000 option equivalents (the “Initial Award”). No non-employee director shall be granted more than one initial award. Each Initial Award will vest and become exercisable in 36 substantially equal monthly installments following the date of grant, such that the Initial Award will be fully vested on the third anniversary of the grant date, subject to the non-employee director continuing in service as a non-employee director through each such vesting date.

A non-employee director who (i) has been serving as a non-employee director for at least six months as of the date of any annual meeting of our stockholders and (ii) will continue to serve as a non-employee director immediately following such meeting, shall receive, effective on the date of such meeting, the lesser of (a) an equity award with a grant date fair value of $120,000 (for options, based on the Black-Scholes valuation method and rounded down to the nearest whole share), with approximately equal value coming from stock options and from RSUs unless the board of directors determines otherwise, or (b) an equity award of 50,000 option equivalents (a “Subsequent Award”). A non-employee director elected for the first time to the board of directors at an annual meeting of our stockholders shall only receive an Initial Award in connection with such election and shall not receive any Subsequent Award on the date of such meeting as well. Each Subsequent Award will vest and become exercisable in 12 substantially equal monthly installments following the date of grant, such that the Subsequent Award will be fully vested on the first anniversary of the grant date, subject to the non-employee director continuing in service as a non-employee director through each such vesting date.

Each Initial Award and Subsequent Award will be granted under our 2021 Equity Incentive Plan (or its successor plan, as applicable) and will be subject to award agreements under such plan. The stock option awards will have a maximum term to expiration of ten years from their grant date and a per share exercise price equal to 100% of the fair market value of a share of our Class A common stock at the close of the market on the award’s grant date.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The board of directors has voted to nominate Jeffrey T. Elliott, Kim Kamdar, Ph.D., and Sandra A. J. Lawrence for election at the 2026 Annual Meeting for a term of three years to serve until our 2029 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The terms of the Class III directors (Gregory C. Critchfield, M.D., M.S., Zhenya Lindgardt, and Joshua Phillips) and Class I directors (Jane F. Barlow, M.D. and Mansoor Raza Mirza, M.D.) will continue until the annual meetings of stockholders to be held in 2027 and 2028, respectively, and each director will hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation, or removal.

Unless authority to vote for any of these nominees is withheld, the shares represented by proxy will be voted FOR the election of Jeffrey T. Elliott, Kim Kamdar, Ph.D., and Sandra A. J. Lawrence as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by proxy will be voted for the election of such other person as the board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

The three nominees who receive the most votes (also known as a “plurality” of votes cast) “FOR” such nominee at the annual meeting will be elected as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF JEFFREY T. ELLIOTT, KIM KAMDAR, PH.D., AND SANDRA A. J. LAWRENCE AS CLASS II DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2026. EY has served as our independent registered public accounting firm since 2012 and audited our financial statements for the fiscal year ended December 31, 2025.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of our company and stockholders. At the 2026 Annual Meeting the stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2026. Our audit committee is submitting the selection of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the 2026 Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

In deciding to appoint EY, the audit committee reviewed auditor independence issues with EY and concluded that EY has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2026.

If the stockholders do not ratify the appointment of EY, the board of directors will reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by EY for the years ended December 31, 2025 and 2024.

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$549,628	$707,040
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$549,628	$707,040

(1)
Audit fees consisted of fees billed for professional services rendered in connection with the audit of our annual financial statements, reviews of our quarterly financial statements for the fiscal years indicated, and services in connection with our SEC filings and registration statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide.

Auditor Independence

In our fiscal year ended December 31, 2025, there were no other professional services provided by EY that would have required our audit committee to consider their compatibility with maintaining the independence of EY.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to EY for our fiscal years ended December 31, 2025 and 2024 were pre-approved by our audit committee.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except for those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.
4.
Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of EY as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the 2026 Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2026 AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing standards and SEC rules and regulations. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee operates under a written charter approved by the board of directors, which is available on our website at investors.seraprognostics.com under Investors — Governance — Documents & Charters. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, management is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s financial statements. The audit committee assists the board of directors in overseeing and monitoring the integrity of the financial reporting process, compliance with legal and regulatory requirements, and the quality of internal and external audit processes. The audit committee is responsible for overseeing the Company’s overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of EY. EY is responsible for performing an independent audit of the Company’s financial statements. It is not the responsibility of the audit committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management.

In the performance of its oversight function, the audit committee has:

•
reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and EY;
•
discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•
received the written disclosures and the letter from EY regarding its independence as required by applicable PCAOB requirements regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with EY its independence. The audit committee also considered the status of pending litigation, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review and discussions with management and EY, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the members of the audit committee of the board of directors:

Sandra A. J. Lawrence (Chair)

Jeffrey T. Elliott

Joshua Phillips

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Sera Prognostics, and other biographical information as of March 18, 2026, are set forth below. Executive officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among our directors or executive officers.

Name	Age	Position
Zhenya Lindgardt	52	President and Chief Executive Officer
Austin Aerts	39	Chief Financial Officer
Lee Anderson	62	Chief Commercial Officer
Tiffany Inglis, M.D.	50	Chief Medical Officer
Benjamin G. Jackson	47	General Counsel

Ms. Lindgardt’s biography can be found under “Continuing Directors.”

Austin Aerts has over a decade of finance and accounting experience within the medical diagnostics industry. He joined us in July 2017, most recently serving as our Vice President of Finance and Corporate Controller prior to his appointment as interim Chief Financial Officer in June 2023 and as Chief Financial Officer in November 2023. In his time with us, Mr. Aerts has been in numerous roles with responsibility for vital accounting and finance functions. Mr. Aerts also played a key role in our initial public offering in July 2021 and our follow-on offering in February 2025. Previously, Mr. Aerts worked for Myriad Genetics, Inc., a molecular diagnostics company, in the finance department and began his career at Ernst & Young LLP as an assurance professional serving a variety of publicly traded and privately held clients, including the Company. Mr. Aerts holds a Master of Accounting from the University of Utah and is an active Certified Public Accountant licensed in the State of Utah.

Lee Anderson has served as our Chief Commercial Officer since May 2025. Lee Anderson is a seasoned executive with over 30 years of experience in the biotechnology and diagnostic markets, including start-up companies with a focus on new product launches. Lee joined Genomic Health in 2004 as one of the initial commercial hires and held numerous leadership roles throughout his tenure, including Vice President of Sales and Global Customer Service. Upon Exact Sciences acquisition of Genomic Health in 2019, Lee served as the General Manager of the Precision Oncology business unit. Most recently Lee was the Chief Commercial Officer of Biofidelity Inc. Lee has successfully built and led high-performing commercial teams that have consistently exceeded their goals. His commercial experience includes leading sales, customer service, strategic accounts, commercial learning, and marketing teams. In addition, he has experience with acquisitions and divestitures, setting corporate strategy and vision, portfolio management and creating and ensuring cross-functional team environments. Lee also founded a life sciences consulting company, providing commercial strategy for start-up companies looking to secure capital investment. In addition to his corporate roles, Lee served as an advisory board member for the Department of Biological Sciences at Florida State College where he was instrumental in creating the Bio-Medical Science degree that is now offered at the institution. Lee holds a Bachelor of Science in Biology with a minor in Chemistry from Florida State University, magna cum laude.

Tiffany Inglis, M.D. has served as our Chief Medical Officer since October 2025. Dr. Inglis is a board-certified Obstetrician Gynecologist with over 25 years of experience in direct care and the healthcare payer industry. Before joining Sera, Dr. Inglis was the Chief Medical Officer at Carelon Health, where she expanded evidence-based intervention programs to address a range of patient needs. She previously served at Elevance Health, where she began in 2017 in a local commercial plan and subsequently moved to developing clinical population health programs across lines of business. During her tenure, she helped redesign the Women and Children’s Health portfolio, built strategic solutions, including award-winning value-based care and doula programs, and led external partnerships delivering tiered care solutions improving patient outcomes. Dr. Inglis earned her medical degree from the Medical College of Ohio. She holds a Bachelor of Science degree in Zoology, magna cum laude, from The Ohio State University.

Benjamin G. Jackson has served as our General Counsel since April 2021. From February 2006 to April 2021, Mr. Jackson was employed by Myriad Genetics, Inc., a leading genetic testing and precision medicine company, most recently serving as Executive Vice President, General Counsel and Secretary. Mr. Jackson held various positions in Myriad’s Legal Department, including serving as Associate General Counsel prior to assuming the role of General Counsel. Mr. Jackson received his J.D. from the J. Reuben Clark Law School at Brigham Young University and his B.S. in microbiology, immunology and molecular genetics from the University of California, Los Angeles.

EXECUTIVE COMPENSATION

General Compensation Philosophy and Process for Compensation Decisions

Our general executive compensation philosophy is to provide programs that attract, motivate, reward and retain highly qualified executives and motivate them to pursue our corporate objectives while encouraging the creation of long-term value for our stockholders. We evaluate and reward our executive officers through compensation intended to motivate them to identify and capitalize on opportunities to grow our business and maximize stockholder value over time.

We strive to provide an executive compensation program that is market competitive, rewards achievement of our business objectives and is designed to provide a foundation of fixed compensation (base salary) and a significant portion of performance-based compensation (short-term and long-term incentive opportunities) that are intended to align the interests of executives with those of our stockholders. As a smaller reporting company and an emerging growth company, we continue to emphasize a compensation framework that supports disciplined growth, capital efficiency, and long‑term value creation while avoiding unnecessary complexity.

We are a “smaller reporting company” under Item 10 of Regulation S‑K, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules permit reduced disclosure, our compensation committee is committed to providing shareholders with clear and decision‑useful information regarding our compensation philosophy, structure, and outcomes. Accordingly, this section includes supplemental narrative intended to enhance understanding of our executive compensation practices and the rationale underlying our 2025 decisions.

The decisions with respect to executive officer compensation, including the compensation of our named executive officers, are made by our compensation committee, with input from our Chief Executive Officer (except with respect to her own compensation) and Compensia, an independent compensation consultant. Compensia was engaged by our compensation committee pursuant to the authority delegated under its charter and serves at the discretion of the compensation committee. For 2025, the compensation committee also considered market practices among emerging growth companies, including increased use of performance‑based equity, simplified incentive structures, and pay‑mix designs that emphasize long‑term alignment with stockholders.

Our compensation committee believes our Chief Executive Officer has valuable insight into the day‑to‑day contributions of our executive officers and solicits the advice and input from our Chief Executive Officer with respect to performance objectives under our annual bonus plan and target compensation levels for our other executive officers, including our other named executive officers. At the request of our compensation committee, Compensia provides our compensation committee with relevant market data and alternatives to consider when making compensation decisions regarding our executive officers and considering the recommendations of our Chief Executive Officer regarding the compensation of other executive officers. Although the compensation committee considers Compensia’s advice and recommendations about our executive compensation program, our compensation committee ultimately makes its own decisions about executive compensation matters. In connection with 2025 compensation decisions, the compensation committee also reviewed competitive data from peer companies at comparable stages of development to ensure that our compensation opportunities remain appropriately calibrated to attract and retain key talent in a competitive market.

Our compensation committee oversees our compensation and employee benefit plans and practices, including executive compensation arrangements and incentive plans and awards of stock options and other equity‑based awards under the Sera 2021 Equity Incentive Plan (the “2021 Plan”). The compensation committee determines, or recommends to our Board for its determination, the terms and amounts of executive compensation and grants of equity‑based awards to executives, employees, consultants, and independent contractors. While our Chief Executive Officer may make recommendations regarding executive performance and compensation, the compensation committee independently determines, or recommends to the Board, the amount and components of compensation - including salary, bonus, target bonus opportunities, and equity awards - based on factors such as company performance, individual performance, and compensation levels at peer companies. Our executive compensation program is designed to:

•
attract, motivate, and retain highly qualified executives;
•
align management and stockholder interests by tying a substantial portion of compensation to the performance of Sera through equity awards;
•
reward superior performance through cash incentive opportunities linked to achievement of corporate objectives; and
•
provide compensation opportunities that are competitive with those of peer companies, particularly other emerging growth and life sciences companies.

Additional Considerations and Peer Group Review

In reviewing each executive’s overall compensation for 2025, our compensation committee considered an aggregate view of base salary, annual bonus opportunities, equity incentive grants, and the dollar value of benefits and perquisites. These elements were evaluated holistically and balanced against our financial position, capital resources, and the strategic priorities of Sera as an emerging growth company. Compensia provided benchmarking data, market trend analysis, and recommendations regarding pay mix, equity usage, and target market positioning to support competitive hiring and retention in the biotechnology and life sciences sectors. The 2025 peer group consisted of the following companies:

2025 Peer Group
• Biodesix • Cassava Sciences • Exagen • Genelux • Immunic • Insight Molecular Diagnostics • Lucid Diagnostics • MaxCyte • Myriad Genetics	• Neuronetics • Orchestra BioMed Holdings • Personalis • Quanterix • Quantum-Si incorporated • Seer • Sight Sciences • Utah Medical Products • Verrica Pharmaceuticals

This peer group was recommended by Compensia in September 2025 and reflects companies operating in the biotechnology, diagnostics, life sciences tools and services, health care equipment and supplies, and pharmaceuticals industries with characteristics similar to Sera, including:

•
clinical focus;
•
market capitalization typically between approximately $35 million and $415 million; and,
•
revenue up to $100 million.

While some companies fell outside one or more of these parameters, they were included because their business model was sufficiently aligned with Sera’s. The compensation committee believes this peer group provides a relevant and balanced reference point for evaluating the competitiveness of our executive compensation program and ensuring that our pay practices remain appropriate for a company at our stage of growth. This review supported the compensation committee’s continued emphasis on performance‑based incentives and equity compensation designed to align management and stockholder interests and support long‑term value creation. The compensation committee generally takes a conservative approach to executive compensation relative to our peer group.

Summary Compensation Table

Our named executive officers for the fiscal year ended December 31, 2025, which consist of (1) our principal executive officer during the fiscal year ended December 31, 2025, (2) the next two most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2025 and were serving as executive officers as of such date, and (3) any individual who would otherwise be included in (2) above but for the fact that such individual was not serving as an executive officer of ours as of December 31, 2025, are: Zhenya Lindgardt, John J. Boniface, Ph.D., and Paul Kearney, Ph.D. The 2025 compensation program reflects continued emphasis on performance-based incentives, equity awards designed to support long-term value creation, and compensation structures commonly used by emerging growth companies.

The following table provides information regarding the compensation of our named executive officers paid or accrued during the years ended December 31, 2025 and 2024. These executive officers are referred to as our “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Zhenya Lindgardt	2025	607,000	526,718	493,971	392,122	14,000	2,033,811
President and Chief Executive Officer	2024	447,257	—	—	232,341	13,800	693,398
John J. Boniface, Ph.D.	2025	439,130	197,442	186,970	166,650	14,000	1,004,192
Chief Scientific Officer	2024	358,904	—	—	58,578	13,800	431,282
Paul Kearney, Ph.D.	2025	426,075	197,442	186,970	160,204	14,000	984,691
Chief Data Officer	2024	391,340	378,308	—	63,594	13,800	847,042

(1)
Represents the aggregate grant date fair value of RSU awards granted in the applicable fiscal year. Grant date fair value is calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”) issued by the Financial Accounting Standards Board (“FASB”). For the assumptions relating to valuations of RSU awards made to our named executive officers, see Note 2 to our audited financial statements, which are included in our Annual Report.

(2)
Represents the aggregate grant date fair value of option awards granted in the applicable fiscal year. Grant date fair value is calculated in accordance with ASC 718 issued by the FASB. For the assumptions relating to valuations of equity awards made to our named executive officers, see Note 11 to our audited financial statements, which are included in our Annual Report.
(3)
Consists of bonus payments received under our non-equity incentive compensation plans based upon satisfaction of performance goals. See “Executive Compensation — Non-Equity Incentive Compensation Plan.”
(4)
Other compensation consists of matching contributions made under our 401(k) plan.

Narrative Disclosure to Summary Compensation Table

Base Salaries

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and responsibilities and is established by our board of directors after considering each executive’s role, scope of responsibilities, skills, experience, and performance. Base salaries are reviewed annually, typically in connection with our performance review cycle, and may be adjusted to reflect changes in market conditions, internal equity, and individual performance.

For 2025, the compensation committee conducted its annual salary review in February 2025 and approved updated base salaries for each named executive officer to reflect market benchmarking, individual performance, and retention considerations. The 2025 annual base salaries for Ms. Lindgardt, Dr. Boniface, and Dr. Kearney were $607,000, $439,130, and $426,075, respectively.

Non-Equity Incentive Compensation

Our board of directors has adopted an Annual Incentive Plan (the “Bonus Plan”), which allows our compensation committee to provide annual incentive awards to selected employees, including our named executive officers, based on performance goals established by the committee for each performance period. Under the Bonus Plan, the compensation committee establishes a target award opportunity for each participant and determines the size of the bonus pool from which actual awards may be paid.

The compensation committee retains discretion to increase, reduce, or eliminate any participant’s actual award or to adjust the bonus pool for a given performance period. Actual awards may be below, at, or above target based on corporate and individual performance. Unless otherwise determined by the committee, participants must remain employed through the payment date to earn an award.

The compensation committee’s principal objectives in structuring the Bonus Plan for 2025 were to reward achievement of strategic and operational goals, maintain competitiveness within our industry, and align management incentives with stockholder interests.

On March 12, 2026, the compensation committee approved the payment of cash incentive awards for 2025 to our executive officers other than Ms. Lindgardt, for whom the compensation committee made a recommendation to the full board. On March 12, 2026, the board approved the compensation committee’s recommendation regarding Ms. Lindgardt’s award.

Ms. Lindgardt was awarded an annual cash bonus of $392,122 for 2025. Her performance was measured relative to six corporate metrics related to certain financial goals, the development and enhancement of data assets, product development, and personnel development. Ms. Lindgardt’s adjusted target bonus was 68% of her base salary, and based on the level of corporate performance in 2025, Ms. Lindgardt’s bonus was 95% of her target.

Dr. Boniface was awarded an annual cash bonus of $166,650 for 2025. Dr. Boniface’s performance in 2025 was measured relative to the same six corporate metrics as Ms. Lindgardt, blended with department metrics related to new product development, enhancing data assets, and evidence generation. Dr. Boniface’s adjusted target bonus was 40% of his base salary, and based on his performance in 2025, Dr. Boniface’s bonus was 95% of his target bonus.

Dr. Kearney was awarded an annual cash bonus of $160,204 for 2025. Dr. Kearney's performance in 2025 was measured relative to the same six corporate metrics as Ms. Lindgardt, blended with department performance metrics related to new product development and enhancing data assets. Dr. Kearney's adjusted target bonus was 40% of his base salary, and based on his performance in 2025, Dr. Kearney's bonus was 94% of his target bonus.

For 2026, the compensation committee approved six updated performance metrics designed to strengthen alignment with long-term value creation. These metrics relate to financial performance, commercial execution, additional evidence generation and product development, and personnel development. Target bonus opportunities for 2026 were set at 68% of base salary for Ms. Lindgardt, 40% for Dr. Boniface, and 40% for Dr. Kearney. Actual 2026 payouts, if any, will be determined in early 2027 based on performance against these metrics.

Equity Compensation

Although we do not maintain a formal policy governing the timing or amount of equity awards to executive officers, we believe that equity compensation is a critical component of our executive compensation program. Equity awards promote long‑term alignment with stockholders, reinforce an ownership culture, and support retention by providing value that vests over time.

Our board of directors periodically reviews the equity holdings and long‑term incentive opportunities of our named executive officers and may grant equity awards to them from time to time. Our named executive officers have been granted options to purchase shares of our Class A common stock, as described in the “Outstanding Equity Awards at December 31, 2025” table below.

In 2025, the compensation committee approved annual equity awards for our named executive officers consisting of a mix of stock options and restricted stock units (“RSUs”), with grant values determined based on market practice, individual performance, and retention considerations. The 2025 equity awards for Ms. Lindgardt, Dr. Boniface, and Dr. Kearney had grant‑date fair values of $1.0 million, $0.4 million, and $0.4 million, respectively, and vest over a four-year period, subject to continued service.

Employment Arrangements

We have entered into employment agreements or offer letters with each of our named executive officers that set forth the primary terms of employment, including compensation, severance eligibility, and restrictive covenants. The agreements provide for at‑will employment and may be terminated by either party at any time. These agreements were amended and restated in March 2026 to better align with market trends and proxy advisor guidelines.

Each agreement specifies the executive’s base salary, annual incentive eligibility, and participation in our equity incentive plans and employee benefit programs, all subject to modification by the compensation committee. The agreements do not guarantee salary increases, bonus payments, or equity awards.

Under the agreements, a named executive officer may receive severance benefits upon a termination by the Company without cause or by the executive for good reason, including in connection with a change in control, subject to a double‑trigger requirement. Severance benefits generally include:

•
Cash severance based on a multiple of base salary (and, in some cases, target bonus).
•
Continuation of health benefits for a specified period.
•
100% Equity vesting acceleration only upon a qualifying termination following a change in control.
•
Partial (37.5%) equity acceleration upon termination without cause or by the executive for good reason outside of a change in control period only for awards granted before January 1, 2026. No equity acceleration for awards granted after January 1, 2026 in this circumstance.
•
Receipt of severance benefits requires the executive to sign a release of claims and comply with ongoing restrictive covenants.

The agreements contain customary confidentiality, intellectual property assignment, non‑competition, non‑solicitation, and non‑disparagement provisions, each subject to applicable law and limited in duration and scope. The agreements do not provide for single‑trigger severance, or excise tax gross‑ups. Any enhanced severance or vesting occurs only upon a qualifying termination following a change in control.

Zhenya Lindgardt. We entered into an employment agreement dated as of November 6, 2023, as subsequently amended and restated on March 16, 2026, with Ms. Lindgardt with respect to her service as our President and Chief Executive Officer. Under the terms of the agreement, Ms. Lindgardt was entitled to an initial annual base salary of $496,400, subject to increase by our board of directors or the compensation committee. Ms. Lindgardt’s base salary for the fiscal years ended December 31, 2024 and 2025 was $447,257 and $607,000, respectively. The agreement also provides that Ms. Lindgardt is eligible to participate in an annual bonus plan provided by the Company. Ms. Lindgardt’s annual target bonus opportunity for 2026 is 68% of her base salary, with the actual amount of the bonus, if any, to be determined by our board of directors.

John J. Boniface, Ph.D. We entered into an employment agreement dated as of March 14, 2012, as subsequently amended on March 18, 2024 and amended and restated on March 13, 2026, with Dr. Boniface with respect to his service as our Chief Scientific Officer. Under the terms of the agreement, Dr. Boniface was entitled to an initial annual base salary of $225,000, subject to increase by our board of directors or the compensation committee. Dr. Boniface’s base salary for the fiscal years ended December 31, 2024 and 2025 was $358,904 and $439,130, respectively. Dr. Boniface’s annual target bonus opportunity for 2026 is 40% of his annual base salary, with the actual amount of the bonus, if any, to be determined by our board of directors.

Paul Kearney, Ph.D. We entered into an employment agreement dated as of October 1, 2021, as subsequently amended on March 18, 2024 and amended and restated on March 13, 2026, with Dr. Kearney with respect to his service as our Chief Data Officer. Under the terms of the agreement, Dr. Kearney was entitled to an initial annual base salary of $410,000, subject to increase by our board of directors or the compensation committee. Dr. Kearney's base salary for each of the fiscal years ended December 31, 2024 and 2025 was $426,075. The agreement also provides that Dr. Kearney is eligible to participate in an annual bonus plan provided by the Company. Dr. Kearney's annual target bonus opportunity for 2026 is 40% of his annual base salary, with the actual amount of the bonus, if any, to be determined by our board of directors.

Severance and Change of Control Benefits

Upon termination by the Company not for cause or termination by the executive for Good Reason (as defined in their employment agreements) outside of a CIC Protected Period (defined below), severance amounts are as follows: (1) an amount equal to the then current base salary for a period of 12 months for the CEO and 9 months for the other executives, in each case payable on a payroll basis; and (2) continued health insurance coverage for 12 months for the CEO and 9 months for the other executives, or in each case, until the date the executive receives health insurance coverage in connection with new employment, if earlier.

For any such termination within 3 months prior to or 12 months following a change of control (such period, a “CIC Protected Period”), severance amounts are as follows: (1) a lump sum payment in an amount equal to the sum of (a) the then current base salary for a period of 18 months for the CEO and 12 months for the other executives, plus (b) the full target annual bonus for the year of termination at a rate of 150% of target for the CEO and 100% of target for the other executives; and (2) continued health insurance coverage for 18 months for the CEO and 12 months for the other executives, or in each case, until the date the executive receives health insurance coverage in connection with new employment, if earlier.

Upon termination by the Company not for cause or termination by the executive for Good Reason outside of a CIC Protected Period, vesting will be accelerated for 37.5% of any outstanding unvested equity awards—but pursuant to the amended and restated March 2026 agreements, only those awards granted prior to January 1, 2026—with any such performance-based awards vesting at the target level of performance. Any awards granted after January 1, 2026 shall not be accelerated in this circumstance. For any termination by the Company not for cause or termination by the executive for Good Reason during a CIC Protected Period, all outstanding unvested equity awards will become fully vested as of the date of termination, with any performance-based awards vesting at the target level of performance, subject to the terms of our applicable equity plan.

In the event that an executive’s employment is terminated due to death or disability and if we do not provide any insurance benefits payable to such executive or their beneficiaries upon their death or disability and we have previously, but not necessarily in the then applicable calendar year, achieved $10,000,000 in annual gross revenue in a calendar year, then we will pay such executive a lump sum amount equal to six months of the base salary at the rate in effect at the time of the termination of employment.

Outstanding Equity Awards at December 31, 2025

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of units of stock that have not vested (#)	Market value units of stock that have not vested ($)(1)
Zhenya Lindgardt	11/8/2021	38,325	—	10.92	11/8/2031	—	—
	6/3/2022	149,675	—	1.35	6/3/2032	—	—
	11/6/2023	—	—	—	—	300,000(2)	885,000
	3/6/2025	34,009	147,371(3)	4.15	3/6/2035	—	—
	3/6/2025	—	—	—	—	103,122(4)	304,210
John J. Boniface, Ph.D.	5/18/2017	112,945	—	1.98	5/28/2027	—	—
	6/26/2017	22,042	—	1.98	6/26/2027	—	—
	2/27/2020	154,064	—	1.77	2/27/2030	—	—
	3/8/2021	77,836	—	5.32	3/8/2031	—	—
	3/23/2022	109,534	12,171(5)	3.75	3/23/2032	—	—
	3/6/2023	23,994	10,906(3)	3.80	3/6/2033	—	—
	3/6/2023	—	—	—	—	11,050(6)	32,598
	3/5/2025	12,714	55,096(3)	4.20	3/5/2035	—	—
	3/5/2025	—	—	—	—	38,196(4)	112,678
Paul Kearney, Ph.D.	5/18/2017	36,075	—	1.98	5/18/2027	—	—
	3/8/2021	24,050	—	5.32	3/8/2031	—	—
	11/1/2021	107,000	—	10.33	11/1/2031	—	—
	3/23/2022	27,383	3,043(5)	3.75	3/23/2032	—	—
	3/6/2023	17,394	7,906(3)	3.80	3/6/2033	—	—
	3/6/2023	—	—	—	—	8,000(6)	23,600
	3/5/2025	12,714	55,096(3)	4.20	3/5/2035	—	—
	3/5/2025	—	—	—	—	38,196(4)	112,678

(1)
The amounts in this column are based on the close price of our Class A common stock on the Nasdaq Global Market on December 31, 2025, which was $2.95.
(2)
Originally, these RSUs vested over four years as follows: 1/16 of the original grant amount vests in quarterly installments for four years following the grant date, subject to continued service to the Company. On March 15, 2024, the board of directors approved the acceleration of 100,000 of Ms. Lindgardt’s RSUs subject to this grant to better align the vesting of the RSUs with the commencement of services in her current roles. Ms. Lindgardt’s remaining unvested RSUs under this grant vest in 13 quarterly installments beginning on June 8, 2024.
(3)
These stock options vest over four years as follows: 1/48 of the original grant amount vests in monthly installments for four years following the grant date, subject to continued service to the Company.
(4)
These RSUs vest over four years as follows: 1/16 of the original grant amount vests in quarterly installments for four years following the grant date, subject to continued service to the Company.
(5)
These stock options vest over four years as follows: 15% of the original grant amount vests in equal monthly installments over the first year following the grant date, 20% of the original grant amount vests in equal monthly installments over the second year following the grant date, 25% of the original grant amount vests in equal monthly installments over the third year following the grant date, and 40% of the original amount vests in equal monthly installments over the fourth year following the grant date.
(6)
These RSUs vest over four years as follows: 1/4 of the original grant amount vests in annual installments for four years following the grant date, subject to continued service to the Company.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, with respect to the shares of our Class A common stock that may be issued under existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column) (#)
Equity compensation plans approved by security holders	6,524,279(1)	3.88	2,896,443(2)
Equity compensation plans not approved by security holders	—	—	—
Total	6,524,279(1)	3.88	2,896,443(2)

(1)
Consists of 2,702,328 shares of Class A common stock underlying outstanding stock options granted under the 2011 Employee, Director and Consultant Equity Incentive Plan and 3,821,951 shares of Class A common stock underlying outstanding stock options granted under the 2021 Equity Incentive Plan.
(2)
Represents the number of securities remaining available for future issuance under the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan. The number of shares available for issuance under the 2021 Equity Incentive Plan is subject to an annual increase on the first day of each year equal to the lesser of 4% of the number of outstanding shares of Class A common stock as of the last day of the immediately preceding fiscal year and a number of shares determined by the board of directors or a committee thereof. The number of shares available for issuance under the 2021 Employee Stock Purchase Plan is subject to an annual increase on the first day of each year equal to the lesser of 1% of the number outstanding shares of Class A common stock as of the last day of the immediately preceding fiscal year and a number of shares determined by the board of directors or a committee thereof.

401(k) Plan

We maintain a 401(k) retirement savings plan, for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. This plan provides our eligible employees with an opportunity to save for retirement on a tax advantaged basis, and participants are able to defer a portion of their eligible compensation. All participants’ interests in their deferrals are 100% vested when contributed. Our 401(k) plan is a safe harbor plan. We make safe harbor matching contributions equal to 100% of the first 3% of a plan participant’s eligible compensation, plus 50% of the next 2% of a plan participant’s eligible compensation. We may also make an additional discretionary match or profit sharing contribution to the plan. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Pension Benefits

We do not have any qualified or non-qualified defined pension benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Policies and Practices Related to the Grant of Certain Equity Awards

Our equity awards, including stock options and restricted stock units, are typically granted in connection with our yearly compensation cycle and regularly scheduled meetings of our compensation committee.

Typically, our practice is to make annual award grants in the first quarter of each fiscal year. Our policy is to not grant stock options, restricted stock units or similar awards in anticipation of the release of material non-public information and to not time the release of material non-public information based on equity award grant date, but some awards may be granted close in time to the release of material non-public information to the extent those awards are being granted on our usual monthly grant date, upon the hiring of new executive officers, or in connection with annual grants being made as part of our director compensation policy.

During the year ended December 31, 2025, we did not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation, and none of our named executive officers were awarded options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material non-public information, and ending one business day after the filing or furnishing of such reports.

Compensation Committee Interlocks and Insider Participation

Currently, the members of our compensation committee are Dr. Kamdar, Mr. Elliott, and Mr. Phillips. In 2025, none of the foregoing members of our compensation committee served as an officer or employee of the Company. None of our executive officers, except for Ms. Lindgardt, currently serves, or in the past year has served, as a member of the board of directors, and none of our executive officers currently serves, or in the past year has served, as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee. There are no family relationships between or among the members of our board of directors or executive officers.

Conclusion

It is the opinion of the compensation committee that the compensation policies and elements described above provide the necessary incentives to properly align our executive officers’ performance with the interests of our stockholders while maintaining equitable and competitive executive compensation practices that enable us to attract and retain the highest caliber of executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Class A common stock as of April 13, 2026 for:

•
each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock;
•
each of our directors and director nominees;
•
each of our named executive officers; and
•
all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The percentage of beneficial ownership in the table below is based on 39,158,725 shares of Class A common stock and Class B common stock outstanding as of April 13, 2026. Warrants or options to purchase shares of Class A common stock that are exercisable within 60 days of April 13, 2026 and RSUs that will vest within 60 days of April 13, 2026 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Unless otherwise indicated, the address of all listed stockholders is c/o Sera Prognostics, Inc., 2749 East Parleys Way, Suite 200, Salt Lake City, UT 84109.

	Class A Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
Baker Bros. Advisors LP(1)	5,498,170	14.0%
Whetstone Capital Advisors, LLC(2)	3,459,713	8.8%
ATH Holding Company, LLC(3)	3,201,271	8.0%
Chione, Ltd.(4)	2,605,351	6.6%
Aberdeen Group plc(5)	2,227,367	5.7%
Named Executive Officers and Directors:
Zhenya Lindgardt(6)	720,356	1.8%
John J. Boniface, Ph.D.(7)	653,184	1.6%
Paul Kearney, Ph.D.(8)	373,987	*
Jane F. Barlow, M.D.(9)	262,350	*
Gregory C. Critchfield, M.D., M.S.(10)	1,683,641	4.2%
Jeffrey T. Elliott(11)	31,142	*
Kim Kamdar, Ph.D.(12)	281,062	*
Sandra A. J. Lawrence(13)	306,854	*
Mansoor Raza Mirza, M.D.(14)	306,229	*
Joshua Phillips(15)	341,675	*
All current executive officers and directors as a group (12 persons)(16)	4,758,068	11.3%

*Indicates beneficial ownership of less than 1%.

(1)
Based solely on Schedule 13D filed with the SEC on February 14, 2025. Consists of 5,498,170 shares of Class A common stock. Does not include 967,759 shares of Class A common stock that may be acquired upon the conversion of Class B common stock on a 1-for-1 basis or 11,250,000 shares of Class A common stock that may be acquired upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), held by 667. L.P. and Baker Brothers Life Sciences, L.P (together, the “Funds”). The shares of Class B common stock may not be converted into shares of Class A common stock, if as a result of such conversion, the Funds would hold more than 4.99% of the outstanding Class A common stock. The Pre-Funded Warrants may not be exercised, if as a result of such exercise, the Funds would hold more than 4.99% of the outstanding Class A common stock. The Funds relinquished to Baker Bros. Advisors LP (the “Adviser”) all discretion and authority with respect to the investment and voting power of the securities held by the Funds. Baker Bros. Advisors (GP) LLC (the “Adviser GP”) is the sole general partner of the Adviser. The Adviser GP, Felix J. Baker and Julian C. Baker as managing members of the Adviser GP, and the Adviser may be deemed to be beneficial owners of securities directly held by the Funds. The address of the Adviser, the Adviser GP, Felix J. Baker, and Julian C. Baker is c/o Baker Bros. Advisors LP, 860 Washington Street, 3rd Floor, New York, NY 10014.
(2)
Based solely on Schedule 13G/A filed with the SEC on January 16, 2026. Consists of 3,459,713 shares of Class A common stock held by Whetstone Capital Advisors, LLC (“WCA”). David Atterbury as managing partner of WCA may be deemed to have shared voting and investment power and beneficial ownership with respect to such shares. The address of WCA is 2001 Shawnee Mission Parkway, Shawnee Mission, KS 66205.
(3)
Based solely on Schedule 13G filed with the SEC on February 22, 2022. Consists of (i) 2,201,974 shares of Class A common stock and (ii) 999,297 shares of Class A common stock underlying warrants that are exercisable as of April 13, 2026 held by ATH Holding Company, LLC (“ATH Holding”). Elevance Health, Inc., an Indiana corporation, holds one hundred percent (100%) of the beneficial ownership of ATH Holding. Elevance Health, Inc. is a publicly traded corporation whose beneficial ownership is held by numerous individuals and entities. The address of ATH Holding is c/o Elevance Health, Inc., 220 Virginia Avenue, Indianapolis, IN 46204.

(4)
Based solely on Schedule 13D/A filed with the SEC on February 14, 2025. Consists of (i) 2,396,685 shares of Class A common stock and (ii) 208,666 shares of Class A common stock underlying warrants that are exercisable as of April 13, 2026. Chione’s directors, Marcin Czernik, Andreas Hadjimichael and Anastasios Nikolaou, and its sole stockholder, Wiaczeslaw Smolokowski, may be deemed to share voting and investment power and beneficial ownership with respect to such shares. Each of such directors and stockholder disclaims such voting and investment power and beneficial ownership. Chione’s address is Simou Menardou 5, Kifisia Court. Office 225, 6015 Larnaca, Cyprus.
(5)
Based solely on Schedule 13G filed with the SEC on August 5, 2025. Consists of 2,227,367 shares of Class A common stock held by abrdn Inc. Aberdeen Group plc is the parent company, and abrdn Holdings Limited is the intermediate holding company for abrdn Inc. The address of abrdn Inc. is 1900 Market Street, Suite 200, Philadelphia, PA 19103.
(6)
Consists of (i) 393,124 shares of Class A common stock held by Ms. Lindgardt, (ii) 67,586 shares of Class A common stock underlying RSUs that will vest within 60 days of April 13, 2026, held by Ms. Lindgardt, and (iii) 259,646 shares of Class A common stock underlying options that are exercisable as of April 13, 2026, or will become exercisable within 60 days of such date, held by Ms. Lindgardt.
(7)
Consists of (i) 105,060 shares of Class A common stock held by Dr. Boniface, (ii) 5,701 shares of Class A common stock underlying RSUs that will vest within 60 days of April 13, 2026, held by Dr. Boniface, and (iii) 542,423 shares of Class A common stock underlying options that are exercisable as of April 13, 2026, or will become exercisable within 60 days of such date, held by Dr. Boniface.
(8)
Consists of (i) 124,704 shares of Class A common stock held by Dr. Kearney, (ii) 5,701 shares of Class A common stock underlying RSUs that will vest within 60 days of April 13, 2026, held by Dr. Kearney, and (iii) 243,582 shares of Class A common stock underlying options that are exercisable as of April 13, 2026, or will become exercisable within 60 days of such date, held by Dr. Kearney.
(9)
Consists of (i) 20,114 shares of Class A common stock held by Dr. Barlow, (ii) 2,599 shares of Class A common stock underlying RSUs that will vest within 60 days of April 13, 2026, held by Dr. Barlow, and (iii) 239,637 shares of Class A common stock underlying options that are exercisable as of April 13, 2026, or will become exercisable within 60 days of such date, held by Dr. Barlow.
(10)
Consists of (i) 630,832 shares of Class A common stock held by the Critchfield Family Trust, of which Dr. Critchfield is a Trustee, and in such capacity, may be deemed to indirectly beneficially own the securities owned by the trust except to the extent of his pecuniary interest therein, if any, (ii) 189,435 shares of Class A common stock held by Dr. Critchfield, (iii) 2,599 shares of Class A common stock underlying RSUs that will vest within 60 days of April 13, 2026, held by Dr. Critchfield, (iv) 8,824 shares of Class A common stock underlying warrants that are exercisable as of April 13, 2026 held by Dr. Critchfield, and (v) 851,951 shares of Class A common stock underlying options that are exercisable as of April 13, 2026, held by Dr. Critchfield.
(11)
Consists of (i) 11,026 shares of Class A common stock held by Mr. Elliott, (ii) 1,697 shares of Class A common stock underlying RSUs that will vest within 60 days of April 13, 2026, held by Mr. Elliott, and (Iii) 18,419 shares of Class A common stock underlying options that are exercisable as of April 13, 2026, or will become exercisable within 60 days of such date, held by Mr. Elliott.
(12)
Consists of (i) 29,974 shares of Class A common stock held by Dr. Kamdar, (ii) 2,599 shares of Class A common stock underlying RSUs that will vest within 60 days of April 13, 2026, held by Dr. Kamdar, and (iii) 248,489 shares of Class A common stock underlying options that are exercisable as of April 13, 2026, or will become exercisable within 60 days of such date, held by Dr. Kamdar.
(13)
Consists of (i) 15,434 shares of Class A common stock held by Ms. Lawrence, (ii) 2,599 shares of Class A common stock underlying RSUs that will vest within 60 days of April 13, 2026, held by Ms. Lawrence, and (iii) 288,821 shares of Class A common stock underlying options that are exercisable as of April 13, 2026, or will become exercisable within 60 days of such date, held by Ms. Lawrence.
(14)
Consists of (i) 55,141 shares of Class A common stock held by Dr. Mirza, (ii) 2,599 shares of Class A common stock underlying RSUs that will vest within 60 days of April 13, 2026, held by Dr. Mirza, and (iii) 248,489 shares of Class A common stock underlying options that are exercisable as of April 13, 2026, or will become exercisable within 60 days of such date, held by Dr. Mirza.
(15)
Consists of (i) 12,470 shares of Class A common stock underlying warrants that are exercisable as of April 13, 2026 held by Catalyst Health Ventures, L.P. (“CHV LP”), (ii) 19,558 shares of Class A common stock underlying warrants that are exercisable as of April 13, 2026 held by CHV Investments, LLC (“CHV Investments”), (iii) 1,856 shares of Class A common stock underlying warrants that are exercisable as of April 13, 2026 held by Catalyst Health Ventures Follow-on Fund, L.P. (“CHV FO,” and together with CHV LP and CHV Investments, the “CHV Funds”), (iv) 54,406 shares of Class A common stock held by Mr. Phillips, (v) 2,297 shares of Class A common stock held by a family trust, of which Mr. Phillips is a Trustee, and in such capacity may be deemed to indirectly beneficially own the securities owned by the trust except to the extent of his pecuniary interest therein, if any, (vi) 2,599 shares of Class A common stock underlying RSUs that will vest within 60 days of April 13, 2026, held by Mr. Phillips, and (vii) 248,489 shares of Class A common stock underlying options that are exercisable as of April 13, 2026, or will become exercisable within 60 days of such date, held by Mr. Phillips. CHV GP LLC is the general partner of CHV LP. CHV III GP LLC is the general partner of CHV Investments and CHV FO. Joshua Phillips, a member of our board of directors, is a managing member of CHV GP LLC and CHV III GP LLC, and a limited partner of CHV PF and CHV Investments, CHV GP LLC and CHV III GP LLC. The securities held by the CHV Funds may be deemed to be beneficially owned by Joshua Phillips. Joshua Phillips disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(16)
See footnote 6 and footnotes 9 to 15. Also includes shares beneficially owned by Austin Aerts, Lee Anderson, Tiffany Inglis, M.D., and Benjamin G. Jackson. Consists of (i) 1,653,524 shares of Class A common stock, (ii) 126,689 shares of Class A common stock underlying RSUs that will vest within 60 days of April 13, 2026, and (iii) 2,977,855 shares of Class A common stock underlying options or warrants that are exercisable as of April 13, 2026, or will become exercisable within 60 days of such date.

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS

We describe below transactions and series of similar transactions since January 1, 2024, to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets as of December 31, 2024 and 2025; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

We have adopted a written policy that requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Agreements with Stockholders

Elevance Health Commercialization Agreement

We entered into the Commercial Collaboration Agreement, dated as of February 17, 2021, with Elevance Health. The Commercial Collaboration Agreement provides defined payment within a defined period for use of the PreTRM® test within Elevance Health’s network of covered members. Pursuant to the Commercial Collaboration Agreement, Elevance Health agreed to purchase a certain minimum number of tests for each of the first three years of the term of the Commercial Collaboration Agreement. Additionally, Elevance Health agreed to pay a certain minimum amount per year for the first three years of the term of the Commercial Collaboration Agreement. The Commercial Collaboration Agreement contains terms, conditions and pricing that are consistent with the terms, conditions and pricing customarily used by Elevance Health in similar agreements they have with third parties.

Elevance Health Laboratory Services Agreement

We entered into a laboratory services agreement, dated as of November 10, 2020, with Elevance Health (the “Laboratory Services Agreement”) relating to our provision of PreTRM® tests and related services during the course of the Prematurity Risk Assessment Combined With Clinical Interventions for Improving Neonatal outcoMEs (“PRIME”) study. The Laboratory Services Agreement contains terms, conditions and pricing that are consistent with the terms, conditions and pricing customarily used by Elevance Health in similar agreements they have with third parties.

Baker Bros Side Letter

Pursuant to an amended letter agreement with Baker Bros., at any time that Baker Bros. beneficially owns shares or other equity securities representing at least 19.9% of our then-outstanding total voting power, it is entitled to nominate one Investor Designee to serve as a director on our board of directors. We are required to include the Investor Designee in the slate of nominees recommended to our stockholders for election as our directors at each annual or special meeting of our stockholders at which directors are to be elected. Baker Bros. is restricted from exercising this right during certain periods of time.

Investors’ Rights Agreement

We entered into a Fourth Amended and Restated Investors’ Rights Agreement, dated as of February 23, 2021, or the Investors’ Rights Agreement, with certain holders of our capital stock. Under the Investors’ Rights Agreement, holders of registrable shares can demand that we file a registration statement or request that their shares be included on a registration statement that we are otherwise filing, in either case, registering the resale of their shares of common stock. These registration rights are subject to conditions and limitations, including the right, in certain circumstances, of the underwriters of an offering to limit the number of shares included in such registration and our right, in certain circumstances, not to effect a registration upon demand of the holders of registrable shares within 90 days following the effective date of any registration statement that we file covering a firm commitment underwritten public offering in which the holders of registrable shares were entitled to join and in which we effectively registered all registrable shares that were requested to be registered.

Demand Registration Rights

The holders of at least a majority of registrable securities outstanding under the Investors’ Rights Agreement may require us to file a registration statement under the Securities Act on a Form S-1 at our expense, subject to certain exceptions, with respect to the then outstanding registrable securities of such holders having an anticipated aggregate offering price of at least $5.0 million, and we are required to effect the registration as soon as practicable, and in any event within 120 days. Any time after we are eligible to use a registration statement on Form S-3, the holders of at least 25% of our registrable securities under the Investors’ Rights Agreement may require us to file a registration statement on Form S-3 at our expense, subject to certain exceptions, with respect to the then outstanding registrable securities of such holders having an anticipated aggregate offering price of at least $3.0 million, and we are required to effect the registration as soon as practicable, and in any event within 90 days.

Piggyback Registration Rights

If we propose to file a registration statement under the Securities Act for the purposes of a public offering of our securities (including, but not limited to, registration statements relating to a secondary offering of our securities but excluding (i) a registration statement relating to the sale of securities to employees pursuant to a stock option, stock purchase, or similar plan; (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the registrable securities; or (iv) a registration in which the only Class A common stock being registered is Class A common stock issuable upon conversion of debt securities that are also being registered), the holders of registrable securities are entitled to receive notice of such registration and to request that we include their registrable securities for resale in the registration statement. The underwriters of the offering will have the right to limit the number of shares to be included in such registration.

Expenses of Registration

We will pay all registration expenses, other than underwriting discounts and commissions, related to any demand or piggyback registration. The Investors’ Rights Agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders, in the event of misstatements or omissions in the registration statement attributable to us except in the event of fraud, and they are obligated to indemnify us for misstatements or omissions attributable to them.

Expiration of Registration Rights

The registration rights will terminate upon the earliest to occur of the closing of certain liquidation events, such time when all of the holder’s registrable securities may be sold without limitation (and without the requirement for us to be in compliance with the current public information requirement) under Rule 144 of the Securities Act and the fifth anniversary of the closing date of our IPO, which was completed in July 2021.

Indemnification Agreements

We have entered into agreements to indemnify our directors and certain executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Participation in Our Public Offering

On February 12, 2025, we closed an underwritten public offering of 1,250,000 shares of Class A common stock, at a public offering price of $4.00 per share, and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 11,250,000 shares of Class A common stock, at a public offering price of $3.9999 per Pre-Funded Warrant, for gross proceeds of $50.0 million, before deducting underwriting discounts and commissions and offering expenses. On February 14, 2025, we closed on the sale of an additional 1,875,000 shares of Class A common stock pursuant to the underwriters’ option (on the same terms and conditions as the initial closing) for gross proceeds of an additional $7.5 million, before deducting underwriting discounts and commissions and offering expenses. Entities affiliated with Baker Bros., one of our principal stockholders, purchased Pre-Funded Warrants to purchase an aggregate of 11,250,000 shares of Class A common stock, at a public offering price of $3.9999 per Pre-Funded Warrant, and Chione Ltd., one of our principal stockholders, purchased an aggregate of 625,000 shares of Class A common stock in the public offering, at the public offering price of $4.00 per share.

Agreements with Real Endpoints LLC

We entered a consulting agreement, dated as of August 19, 2024, with Real Endpoints LLC (“Real Endpoints”), pursuant to which Real Endpoints agreed to provide consulting services relating to third-party payer engagement (“Statement of Work #1”). We incurred fees totaling $205,000 under Statement of Work #1. We subsequently entered into an additional service agreement with Real Endpoints, dated as of February 18, 2025, pursuant to which Real Endpoints agreed to provide services relating to pursuing third-party payer coverage for the PreTRM® test in view of the PRIME study results (“Statement of Work #2”). We incurred fees totaling $30,000 under Statement of Work #2 before terminating Statement of Work #2. Jane F. Barlow, M.D., a member of our board of directors, is Executive Vice President and Chief Clinical Officer of Real Endpoints.

Other Transactions

We have granted stock options to our named executive officers, other executive officers and certain of our directors.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2025, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements, with the exceptions noted below:

•
a late Form 3 for Lee Anderson, filed on June 11, 2025 in connection with the commencement of his service as a Section 16 officer on May 19, 2025; and
•
a late Form 3 for Tiffany Inglis, M.D. filed on October 15, 2025 in connection with the commencement of her service as a Section 16 officer on October 1, 2025.

Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2025 are included in our Annual Report. Our Annual Report and this proxy statement are posted on our investor relations website at investors.seraprognostics.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Sera Prognostics, Inc., Attention: Investor Relations, 2749 East Parleys Way, Suite 200, Salt Lake City, Utah 84109. Copies of all exhibits to the Annual Report may be obtained for a nominal fee, which fee will not exceed our reasonable expenses in furnishing such copies by sending a written request to Sera Prognostics, Inc., Attention: Investor Relations, 2749 East Parleys Way, Suite 200, Salt Lake City, Utah 84109.

Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee” contained in this proxy statement specifically is not incorporated by reference into any other filings with the SEC. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

Stockholder Proposals and Nominations for Director

To be considered for inclusion in the proxy statement relating to the 2027 Annual Meeting, we must receive stockholder proposals (other than for director nominations) no later than December 25, 2026. To be considered for presentation at the 2027 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 4, 2027 and no later than March 6, 2027. In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must follow the requirements set forth in Rule 14a-19 promulgated under the Exchange Act.

Proposals that are not received in a timely manner will not be voted on at the 2027 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Sera Prognostics, Inc., 2749 East Parleys Way, Suite 200, Salt Lake City, Utah 84109.

Other Matters

The board of directors knows of no other matters to be presented at the 2026 Annual Meeting. If any additional matters are properly presented at the 2026 Annual Meeting, our designated proxies listed in this proxy statement will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the 2026 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed in the Notice or on the accompanying proxy card, or if you requested to receive a printed copy of the proxy materials, by executing and returning, at your earliest convenience, the accompanying proxy card in the envelope that has also been provided.

QUESTIONS AND ANSWERS

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Why am I receiving these materials?

Our board of directors is providing these proxy materials to you in connection with its solicitation of proxies for use at the Sera Prognostics, Inc. 2026 Annual Meeting of Stockholders, which will take place on Thursday, June 4, 2026 at 9:00 a.m. Mountain Time. We have made available to you on the Internet or have sent you this proxy statement, the Notice of Internet Availability of Proxy Materials (the “Notice”), the proxy card, and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) and you are invited to attend the 2026 Annual Meeting because you owned shares of our Class A common stock on the record date. You are requested to vote on the proposals described in this proxy statement. This proxy statement and the accompanying proxy card are being mailed on or about April 24, 2026 in connection with the solicitation of proxies on behalf of our board of directors. All stockholders will have the ability to access via the Internet this proxy statement as filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2026 and our Annual Report as filed with the SEC on March 18, 2026.

What happens if there are technical difficulties during the annual meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual 2026 Annual Meeting, voting at the 2026 Annual Meeting or submitting questions at the 2026 Annual Meeting. If you encounter any difficulties accessing the virtual 2026 Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower costs of the 2026 Annual Meeting, and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Will I be able to ask questions and have these questions answered during the virtual annual meeting?

Stockholders may submit questions for the 2026 Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/SERA2026, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the 2026 Annual Meeting.

Appropriate questions related to the business of the 2026 Annual Meeting (the proposals being voted on) will be answered during the 2026 Annual Meeting, subject to time constraints. Additional information regarding the ability of stockholders to ask questions during the 2026 Annual Meeting and other rules of conduct and materials for the 2026 Annual Meeting will be available during the 2026 Annual Meeting at www.virtualshareholdermeeting.com/SERA2026.

What proposals will be voted on at the 2026 Annual Meeting?

There are two proposals scheduled to be voted on at the 2026 Annual Meeting:

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the election of Jeffrey T. Elliott, Kim Kamdar, Ph.D., and Sandra A. J. Lawrence as Class II directors to serve until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and
•
the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

At the time this proxy statement was mailed, our management and board of directors were not aware of any other matters to be presented at the 2026 Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

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“FOR” the election of each of Mr. Elliott, Dr. Kamdar, and Ms. Lawrence as Class II directors; and
•
“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

If any other matter is presented at the 2026 Annual Meeting, your proxy provides that your shares will be voted by the persons acting as your proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the 2026 Annual Meeting, other than those discussed in this proxy statement.

Who is entitled to vote at the 2026 Annual Meeting?

Holders of our Class A common stock at the close of business on April 13, 2026, the record date for the 2026 Annual Meeting (the “Record Date”) are entitled to notice of and to vote at the 2026 Annual Meeting. Each stockholder is entitled to one vote for each share of our Class A common stock held as of the Record Date. As of the Record Date, there were 38,190,966 shares of Class A common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record – Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Equiniti Trust Company, LLC, our transfer agent, then you are considered the stockholder of record with respect to those shares, and this proxy statement was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the 2026 Annual Meeting virtually. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders – Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name,” and this proxy statement was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

•
Proposal No. 1: The election of each Class II director requires a plurality of the votes of the shares of our Class A common stock present in person (including virtually) or represented by proxy at the 2026 Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the most votes cast FOR will be elected as Class II directors. You may (i) vote FOR each of the nominees, (ii) WITHHOLD your vote as to each of the nominees, or (iii) vote FOR each of the nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to each of the nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.
•
Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires an affirmative FOR vote of a majority of the shares of our Class A common stock voted affirmatively or negatively for this proposal present in person (including virtually) or represented by proxy at the 2026 Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have no effect on results of the proposal. Brokerage firms have authority to vote their customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the outcome of this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, the audit committee of our board of directors will reconsider its appointment.

What is a quorum?

A quorum is the minimum number of shares required to be present at the 2026 Annual Meeting for the 2026 Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. A majority of the shares of Class A common stock outstanding and entitled to vote at the meeting, in person (including virtually) or by proxy, constitutes a quorum for the transaction of business at the 2026 Annual Meeting. Abstentions, withheld votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

What do I need to do to attend the 2026 Annual Meeting?

You will be able to attend the 2026 Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/SERA2026. To participate in the 2026 Annual Meeting, you will need the control number from your proxy card. The 2026 Annual Meeting webcast will begin promptly at 9:00 a.m. Mountain Time on Thursday, June 4, 2026. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Mountain Time, and you should allow ample time for the check-in procedures. You need not attend the 2026 Annual Meeting in order to vote. To be admitted to the virtual 2026 Annual Meeting, you will need to log in at www.virtualshareholdermeeting.com/SERA2026 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the 2026 Annual Meeting.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, you can vote in one of the following ways:

•
You may vote via the Internet. To vote via the Internet prior to the 2026 Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 3, 2026. Your vote must be received by then to be counted. If you vote via the Internet prior to the 2026 Annual Meeting, you do not need to return a proxy card by mail.
•
You may vote by telephone. To vote by telephone, dial 1-800-690-6903 (toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 3, 2026 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

•
You may vote by mail. To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and return it promptly by mail so that it is received no later than June 3, 2026. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the 2026 Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.
•
You may vote virtually during the 2026 Annual Meeting. If you plan to attend the 2026 Annual Meeting by visiting www.virtualshareholdermeeting.com/SERA2026, you may vote electronically and submit questions during the meeting. Please have your proxy card in hand when you visit the website.

Even if you plan to attend the 2026 Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the 2026 Annual Meeting.

Street Name Stockholders. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the 2026 Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the 2026 Annual Meeting by:

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entering a new vote by Internet or telephone;
•
signing and returning a new proxy card with a later date;
•
delivering a written revocation to our Corporate Secretary at Sera Prognostics, Inc., 2749 East Parleys Way, Suite 200, Salt Lake City, Utah 84109, by 11:59 p.m. Eastern Time on June 3, 2026; or
•
attending the 2026 Annual Meeting and voting at the meeting virtually. Attending the 2026 Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the 2026 Annual Meeting that it be revoked.

Street Name Stockholders. If you are a street name stockholder, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Zhenya Lindgardt and Benjamin G. Jackson have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by such proxy will be voted at the 2026 Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the 2026 Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the 2026 Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•
“FOR” the election of each of the three directors nominated by our board of directors and named in this proxy statement as Class II directors (Proposal No. 1);
•
“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 (Proposal No. 2); and
•
In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the 2026 Annual Meeting.

Street Name Stockholders. If you are a street name stockholder and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “—What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the 2026 Annual Meeting. Because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote and the outcome of Proposal No. 2 (ratification of the appointment of the independent registered public accounting firm) will be approved if a majority of the shares voted affirmatively or negatively voted FOR this proposal, abstentions will have no impact on the outcome of such proposals as long as a quorum exists.

A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank, or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares or because the broker, bank, or other nominee has discretionary voting power with respect to such proposal but does not exercise such authority. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the 2026 Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

How are proxies solicited for the 2026 Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the 2026 Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the proxy materials and Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. The rule applies to our annual reports, proxy statements, and information statements. The practice of householding does not apply to the Notice. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and Annual Report, you may contact us as follows:

Sera Prognostics, Inc.
Attention: Corporate Secretary
2749 East Parleys Way, Suite 200
Salt Lake City, Utah 84109
(801) 990-0660

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the 2026 Annual Meeting?

We will announce preliminary voting results at the 2026 Annual Meeting. In addition, we will disclose final voting results on a Current Report on Form 8-K that we expect to file within four business days after the 2026 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the 2026 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, we will file an amendment to the Current Report on Form 8-K to disclose the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”), our Secretary must receive the written proposal at our principal executive offices not later than December 25, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange

Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Sera Prognostics, Inc.
Attention: Corporate Secretary
2749 East Parleys Way, Suite 200
Salt Lake City, Utah 84109

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2027 Annual Meeting, our Secretary must receive the written notice at our principal executive offices:

•
not earlier than February 4, 2027, and
•
not later than March 6, 2027.

In the event that we hold our 2027 Annual Meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the 2026 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2027 Annual Meeting and no later than the close of business on the later of the following two dates:

•
the 90th day prior to the 2027 Annual Meeting; or
•
the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee (the “nominating and governance committee”). Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described in the section above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant provisions of our amended and restated bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

•
following the instructions provided on your Notice or proxy card; or
•
following the instructions provided when you vote over the Internet.

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SERA PROGNOSTICS R The Pregnancy Company R SERA PROGNOSTICS, INC. 2749 EAST PARLEYS WAY, SUITE 200 SALT LAKE CITY, UT 84109 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SERA2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY SERA PROGNOSTICS, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Jeffrey T. Elliott 02) Kim Kamdar, Ph.D. 03) Sandra A.J. Lawrence The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. NOTE: The proxy holders will vote in their discretion on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. SERA PROGNOSTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2026 ANNUAL MEETING OF STOCKHOLDERS June 4, 2026 at 9:00 a.m. Mountain Time The stockholder(s) hereby appoint(s) Zhenya Lindgardt and Benjamin G. Jackson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of Sera Prognostics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Mountain Time on Thursday, June 4, 2026, and will be conducted virtually via live webcast. You are able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/SERA2026, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE ABOVE NAMED PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE